Filed Pursuant to Rule 424(b)(3)
Registration No. 333-238971

PROSPECTUS

Offer to Exchange

$400,000,000 Outstanding 4.375% Senior Notes due 2025

for

Registered 4.375% Senior Notes due 2025

Fully and unconditionally guaranteed as to payment of principal and interest by the guarantors

Valvoline Inc., a Kentucky corporation (“Valvoline” or the “Company”), is offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, all of our outstanding 4.375% Senior Notes due 2025 that were issued on May 22, 2020 (the “Restricted Notes”) for an equivalent principal amount of our registered 4.375% Senior Notes due 2025 (the “Exchange Notes”) to be issued under the indenture dated as of August 8, 2017 (the “Indenture”) among itself, the Subsidiary Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”), such offer referred to herein as the “exchange offer.” The Exchange Notes will constitute part of the same series as the $400 million aggregate principal amount of 4.375% Senior Notes due 2025 that the Company issued on August 8, 2017 (the “Initial Notes”), substantially all of which have been exchanged for notes that have been registered under the Securities Act of 1933, as amended (the “Securities Act”). Once exchanged pursuant to this exchange offer, the Exchange Notes are expected to be fungible with and have the same CUSIP number as the Initial Notes that have previously been exchanged. The Initial Notes, the Exchange Notes and the Restricted Notes are collectively referred to as the “Notes.” All references to the Notes include references to the related guarantees by each of Valvoline’s subsidiaries (the “Subsidiary Guarantors”) that also guarantee Valvoline’s obligations under its existing senior secured credit facilities (collectively, the “Credit Facility”). See “Description of Exchange Notes—Guarantees.” The Restricted Notes have certain transfer restrictions. The Exchange Notes will be freely transferable.

The principal features of the exchange offer are as follows:

•	THE EXCHANGE OFFER WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON AUGUST 11, 2020 (THE “EXPIRATION DATE”), UNLESS WE EXTEND THE OFFERS.

•

The terms of the Exchange Notes are identical in all material respects to the Restricted Notes, except that the Exchange Notes are registered under the Securities Act of 1933 and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP number from the Restricted Notes and will not entitle their holders to registration rights.

•

The Exchange Notes, together with any Restricted Notes that are not exchanged in the exchange offer, will be governed by the same indenture governing the outstanding Restricted Notes, constitute the same class of debt securities for the purposes of such indenture and vote together on all matters.

•	Tenders of outstanding Restricted Notes may be withdrawn at any time prior to the Expiration Date.

•	All outstanding Restricted Notes that are validly tendered and not validly withdrawn will be exchanged.

•	All untendered Restricted Notes will continue to be subject to the restrictions on transfer set forth in the outstanding Restricted Notes and in the Indenture.

•	The exchange of Restricted Notes for Exchange Notes will not be a taxable event for U.S. federal income tax purposes.

•	The Company will not receive any proceeds from the exchange offer.

•	The Exchange Notes will not be listed on any securities exchange or for quotation through any automated dealer quotation system.

Each holder of Restricted Notes wishing to accept Exchange Notes in the exchange offer must deliver the Restricted Notes to be exchanged, together with the letter of transmittal that accompanies this prospectus and any other required documentation, to the exchange agent identified in this prospectus. Alternatively, you may effect a tender of Restricted Notes by book-entry transfer into the exchange agent’s account at The Depository Trust Company (“DTC”). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section called “The Exchange Offer” in this prospectus and in the accompanying letter of transmittal.

Each broker-dealer that receives the Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The letter of transmittal accompanying this prospectus states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. See “Plan of Distribution.”

See “Risk Factors” beginning on page 9 for a discussion of risk factors that you should carefully consider before deciding to exchange your Restricted Notes for Exchange Notes.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 15, 2020.

ABOUT THIS PROSPECTUS

You should rely only on the information Valvoline has included or incorporated by reference in this prospectus. Valvoline has not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. Valvoline is not making the exchange offer to, nor will Valvoline accept surrenders for exchange from, holders of outstanding Restricted Notes in any jurisdiction in which the exchange offer would not be in compliance with the securities or blue sky laws of such jurisdiction or where it is otherwise unlawful. You should assume that the information contained in this prospectus is accurate only as of its date, and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, and is subject to change, completion or amendment without notice. Our business, financial condition, results of operations and prospects may have changed since those dates.

You can obtain any of the documents incorporated by reference in this document from the SEC’s website at the address described below. You may also request a copy of these filings, at no cost, by writing or telephoning at the address and telephone number set forth below. Valvoline will provide, without charge, upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to:

Valvoline Inc.

100 Valvoline Way

Lexington, Kentucky 40509

Attention: Investor Relations

Phone: (859) 357-3155

To obtain timely delivery, you must request the information no later than five business days before the expiration of the exchange offer.

It is important that you read and consider all of the information contained in this prospectus. You should also read and consider the information in the documents to which we have referred you in “Incorporation by Reference” and “Where You Can Find More Information.”

As used in this prospectus, the terms “Valvoline,” the “Company,” “we,” “us,” “management” and “our” as used herein refer to Valvoline Inc., its predecessors and its consolidated subsidiaries, except as otherwise indicated or where the context otherwise requires.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

Valvoline uses various trademarks, trade names and service marks in its business, including ValvolineTM, Valvoline Instant Oil ChangeSM, and Express Care™. For convenience, Valvoline may not include the SM, ® or ™ symbols, but such omission is not meant to indicate that Valvoline would not protect its intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus are the property of their respective owners.

INDUSTRY AND MARKET DATA

This prospectus includes and incorporates by reference industry data and forecasts that Valvoline obtained from industry publications and surveys, public filings and internal company sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position and market estimates are based on independent industry publications, third-party forecasts, management’s estimates and assumptions about our markets and our internal research. Valvoline has not independently verified such third-party information nor has it ascertained the underlying economic assumptions relied upon in those sources, and Valvoline cannot assure you of the accuracy or completeness of such information contained in this prospectus. Such data involve risks and uncertainties and is subject to change based on various factors, including those discussed under “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

INCORPORATION BY REFERENCE

Valvoline is incorporating by reference in this prospectus some of the information that is included in its reports filed with the SEC, which means that Valvoline is disclosing important information to you by referring you to another document filed separately with the U.S. Securities and Exchange Commission (the “SEC”). Certain information that Valvoline files with the SEC after the date of this prospectus but prior to the completion of this offering will automatically update and supersede this information. Valvoline incorporates by reference into this prospectus the document listed below which Valvoline has filed with the SEC and any future filings made by Valvoline with the SEC under sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until the date on which the exchange offer is consummated or earlier terminated (except the information contained in such documents to the extent “furnished” and not “filed”):

•	Valvoline’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019, filed on November 22, 2019;

•

The portions of Valvoline’s Proxy Statement on Schedule 14A for the 2020 annual meeting of stockholders filed on December  16, 2019 that are incorporated by reference into Valvoline’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019;

•	Valvoline’s Quarterly Reports on Form 10-Q for the fiscal quarter ended December 31, 2019, filed on February 4, 2020, and for the fiscal quarter ended March 31, 2020, filed on May 7, 2020; and

•

Valvoline’s Current Reports on Form 8-K filed on November 18, 2019, February  4, 2020, February  10, 2020, February  25, 2020, March  24, 2020, March  26, 2020, April  28, 2020, May  8, 2020, May  22, 2020, June 4, 2020 (only with respect to Item 8.01 thereof) and July 7, 2020 (only with respect to Item 8.01 thereof).

Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute part of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

Valvoline files annual, quarterly and current reports, proxy and information statements and other information with the SEC. The SEC maintains a website that contains information Valvoline files electronically with the SEC, which you can access over the internet at http://www.sec.gov. You can also obtain information about Valvoline at the offices of the New York Stock Exchange (the “NYSE”), 11 Wall Street, New York, New York 10005.

You may also access Valvoline’s SEC filings under the heading “Investors” on Valvoline’s website at http://www.valvoline.com. The information contained on, or linked to or from, Valvoline’s website is not incorporated by reference into this prospectus and is not a part of this prospectus.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical facts, contained or incorporated by reference in this prospectus, including statements regarding our industry, position, goals, strategy, future operations, future financial position, future revenues, estimated costs, prospects, margins, profitability, capital expenditures, liquidity, capital resources, dividends, plans and objectives of management, are forward-looking statements. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. In addition, Valvoline may from time to time make forward-looking statements in its annual report, quarterly reports and other filings with the SEC, news releases and other written and oral communications.

These forward-looking statements are based on Valvoline’s current expectations and assumptions regarding, as of the date such statements are made, Valvoline’s future financial condition and operating performance, strategic and competitive advantages, leadership and future opportunities, as well as the economy and other future events or circumstances. Valvoline’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: operating in a highly competitive market; Valvoline’s strategy to aggressively grow Quick Lubes, maintain Core North America and develop International; the strength of Valvoline’s reputation and brand; demand for Valvoline’s products and services; sales growth in emerging operations in global markets; the prices and margins of Valvoline’s products and services; Valvoline’s ability to develop and successfully market new products and implement its digital platforms; use of information technology systems to conduct business; Valvoline’s ability to retain its largest customers; potential product liability claims; business disruptions; Valvoline’s ability to achieve all of the expected benefits of its restructuring and cost-savings program; reliance on the success of franchisees in Valvoline’s Quick Lubes business; the impact of changing laws or regulations, including data protection requirements; Valvoline’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Valvoline’s future cash flows, results of operations, financial condition and Valvoline’s ability to repay debt) and other liabilities; the impact of acquisitions and/or divestitures Valvoline has made or may make (including the possibility that Valvoline may not realize the anticipated benefits from such transactions or difficulties with integration); and the impact of the novel coronavirus (“COVID-19”) pandemic. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus and the documents incorporated by reference may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although Valvoline believes that the expectations reflected in these forward-looking statements are reasonable, Valvoline cannot guarantee future results, level of activity, performance or achievements. In addition, neither Valvoline nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by Valvoline or any other person that Valvoline will achieve its objectives and plans in any specified time frame, or at all. These forward-looking statements are as of the date of this prospectus or the documents incorporated by reference herein, as applicable. Other important factors that could cause actual results to differ materially from those contained in these forward-looking statements are

v

discussed in the “Risk Factors” section of this prospectus, under “Use of estimates, risks and uncertainties” in Note 2 of Notes to Consolidated Financial Statements and in “Item 1A. Risk Factors” in Valvoline’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020. Except as required by law, Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. All forward-looking statements attributable to Valvoline are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus and hereafter in our other SEC filings and public communications. You should evaluate all forward-looking statements made by Valvoline in the context of these risks and uncertainties.

SUMMARY

This summary highlights certain information about us and the exchange offer contained elsewhere or incorporated by reference in this prospectus. This summary does not contain all of the information you should consider before participating in the exchange offer. You should read this entire prospectus and the information incorporated by reference carefully, especially the “Risk Factors” section and our financial statements and the related notes included elsewhere or incorporated by reference in this prospectus, before making an investment decision.

Our Company

Overview

Valvoline Inc., a Kentucky corporation, is a worldwide marketer and supplier of engine and automotive maintenance products and services.

Valvoline™ is one of the most recognized and respected premium consumer brands in the global automotive lubricant industry, known for its innovative, high quality products and superior levels of service. Established in 1866, Valvoline’s heritage spans over 150 years, during which it was the petroleum industry’s first U.S. trademarked motor oil brand and has developed powerful name recognition across multiple product and service channels. In addition to the iconic Valvoline-branded passenger car motor oils and other automotive lubricant products, Valvoline provides a wide array of lubricants used in heavy duty equipment, as well as automotive chemicals and fluids designed to improve engine performance and lifespan.

Valvoline has a strong international presence with products sold in more than 140 countries. In the United States and Canada, Valvoline’s products and services are sold to retailers with over 50,000 retail outlets, to installer customers with over 15,000 locations, and through over 1,400 company-owned and franchised stores.

Corporate Information

Valvoline is a publicly traded corporation that was incorporated in Kentucky on May 13, 2016. Valvoline’s common stock is listed on the NYSE under the symbol “VVV.” Valvoline’s principal executive offices are at 100 Valvoline Way, Lexington, Kentucky 40509 and Valvoline’s telephone number is (859) 357-7777. Valvoline’s website is http://www.valvoline.com. The information and other content contained on Valvoline’s website is not part of this prospectus.

The Exchange Offer

On May 22, 2020, Valvoline issued $400 million aggregate principal amount of the Restricted Notes, which were guaranteed by the Subsidiary Guarantors. The Restricted Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. Concurrently with the issuance of the Restricted Notes, Valvoline and the Subsidiary Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which they agreed, among other things, to file the registration statement of which this prospectus is a part.

The exchange offer is intended to satisfy the obligations under the Registration Rights Agreement. After the exchange offer is completed, holders of Restricted Notes will no longer be entitled to any registration rights with respect to the Restricted Notes. The Exchange Notes will be our obligations and will be entitled to the benefits of the Indenture. The Exchange Notes will be fully and unconditionally guaranteed as to payment of principal and interest by each of the Subsidiary Guarantors. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Restricted Notes, except that:

•	the Exchange Notes have been registered under the Securities Act and, therefore, will contain no restrictive legends;

•	the Exchange Notes will have no transfer restrictions;

•	the Exchange Notes will not have registration rights; and

•	the Exchange Notes will not have rights to additional interest.

The following is a summary of the exchange offer. For more information, please see “The Exchange Offer.”

The Exchange Offer

We are offering to exchange any and all of our 4.375% Senior Notes due 2025, or Exchange Notes, which have been registered under the Securities Act, for any and all of our outstanding unregistered 4.375% Senior Notes due 2025 that were issued on May 22, 2020, or Restricted Notes. As of the date of this prospectus, $400 million in aggregate principal amount of our Restricted Notes are outstanding.

Restricted Notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Exchange Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

CUSIPs	The CUSIP numbers for the Restricted Notes are 92047W AF8 (Rule 144A) and U92147 AC8 (Regulation S). The CUSIP number for the Initial Notes and the Exchange Notes is 92047W AB7.

Expiration Date	The exchange offer expires at 12:00 midnight, New York City time, on August 11, 2020, unless we extend the exchange offer, in which case the Expiration Date will be the latest date and time to which we extend the exchange offer. See “The Exchange Offer—Expiration Date; Extensions; Termination; Amendments.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Company will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Restricted Notes and it may terminate or amend the exchange offer as provided in this prospectus prior to the Expiration Date if in its reasonable judgment:

•   the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC;

•   any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

•   any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in our good faith determination, does not permit us to effect either exchange offer.

In addition, the Company will not be obligated to accept for exchange the outstanding Restricted Notes of any holder that has not made to us:

•   the representations described under “The Exchange Offer—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Restricted Notes” and “—Acceptance of Restricted Notes for Exchange”; or

•   any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the Exchange Notes under the Securities Act.

The Company expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding Restricted Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. The Company will give oral or written notice of any extension, amendment, non-acceptance or termination of the exchange offer to the holders of the outstanding Restricted Notes as promptly as practicable.

These conditions are for our sole benefit, and the Company may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the Expiration Date in our sole discretion.

Resale of the Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•   you are not our affiliate within the meaning of Rule 405 of the Securities Act;

•   you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•   if you are a broker dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes; and

•   you are acquiring the Exchange Notes in the ordinary course of your business.

If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business:

•   You cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, and similar no-action letters; and

•   in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction of the Exchange Notes, in which case the registration statement must contain the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC.

This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding Restricted Notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for outstanding Restricted Notes, where such outstanding Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read “Plan of Distribution” for more details regarding the transfer of Exchange Notes.

Procedures for Tendering Restricted Notes	If you wish to participate in the exchange offer, sign and date the letter of transmittal that was delivered with this prospectus in accordance with the instructions, and deliver the letter of transmittal, along with the Restricted Notes and any other required documentation, to the exchange agent. Alternatively, you can tender your outstanding Restricted Notes by following the procedures for book-entry transfer, as described in this prospectus. See “The Exchange Offer—Procedures for Tendering Restricted Notes.” By executing the letter of transmittal or by transmitting an agent’s message (as defined below) in lieu thereof, you will represent to us that, among other things:

•   the Exchange Notes you receive will be acquired in the ordinary course of your business;

•   you are not participating, and you have no arrangement with any person or entity to participate, in the distribution of the Exchange Notes;

•   you are not an “affiliate” (as defined in Rule 405 under the Securities Act) of ours, or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•   if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our “affiliates” to distribute the Exchange Notes; and

•   you are not acting on behalf of any person or entity that could not truthfully make these representations.

If the exchange offeree is a broker-dealer holding Restricted Notes acquired for its own account as a result of market-making activities or other trading activities, it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of Exchange Notes received in respect of such Restricted Notes pursuant to the exchange offer. See “Plan of Distribution.”

Special Procedures for Beneficial Owners

  If you are a beneficial owner whose Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender such Restricted Notes in the exchange offer, please contact the registered holder as soon as possible and instruct them to tender on your behalf and comply with our instructions set forth elsewhere in this prospectus. See “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Withdrawal of Tenders	Except as otherwise provided in this prospectus, you may withdraw your tender of Restricted Notes at any time prior to the Expiration Date.

Effect on Holders of Outstanding Restricted Notes

  As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding Restricted Notes pursuant to the terms of, the exchange offer, the Company will have fulfilled its obligation to consummate the exchange offer for the Restricted Notes under the Registration Rights Agreement. If you do not tender your Restricted Notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding Restricted Notes as set forth in the Indenture, except the Company will not have any further obligation to you to provide for the exchange and registration of untendered outstanding Restricted Notes under the Registration Rights Agreement. As a result of the transfer restrictions and the availability of Exchange Notes, the market for the Restricted Notes is likely to be much less liquid after the exchange offer is completed.

Consequences of Failure to Exchange

  All untendered outstanding Restricted Notes will continue to be subject to the restrictions on transfer set forth in the outstanding Restricted Notes and in the Indenture. In general, the outstanding Restricted Notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, the Company does not currently anticipate that it will register the outstanding Restricted Notes under the Securities Act.

Material U.S. Federal Income Tax Consequences	The exchange of Restricted Notes for Exchange Notes in the exchange offer will not constitute a taxable event for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

Use of Proceeds	We will not receive any proceeds from the issuance of the Exchange Notes. See “Use of Proceeds.”

Exchange Agent and Information Agent

  U.S. Bank National Association is serving as exchange agent and as information agent in connection with the exchange offer. For contact information, please see the inside of the back cover of this prospectus.

The Exchange Notes

The summary below describes the principal terms of the Exchange Notes. The Exchange Notes are substantially identical in all material respects to the Restricted Notes, except that the Exchange Notes have been registered under the Securities Act and will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Notes. The Exchange Notes will evidence the same debt as the Restricted Notes and be entitled to the benefits of the same Indenture. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains more detailed descriptions of the terms and conditions of the Exchange Notes.

The Exchange Notes

Issuer	Valvoline Inc.

Securities Offered	Up to $400 million aggregate principal amount of Exchange Notes, which have been registered under the Securities Act. The Restricted Notes are an additional issuance of our Initial Notes and will be treated as a single series under the Indenture with the Initial Notes. Following the issuance of the Restricted Notes, $800 million in aggregate principal amount of such series is outstanding. The Restricted Notes do not have the same CUSIP number as the Initial Notes that have been exchanged. However, following this exchange offer, we intend for the Exchange Notes and the Initial Notes that have been exchanged to have the same CUSIP number and be fungible for trading purposes.

Maturity Date	August 15, 2025.

Interest Rate	4.375% per annum, payable semiannually in arrears on February 15 and August 15, beginning August 15, 2020. The interest payment on August 15, 2020 will include accrued interest from February 15, 2020.

Subsidiary Guarantees

Each of Valvoline’s subsidiaries that guarantees Valvoline’s obligations under the Credit Facility guarantees the Notes on an unsubordinated unsecured basis (the “Subsidiary Guarantees”). The Subsidiary Guarantees may be released without the consent of holders of the Notes in certain circumstances.

See “Description of Exchange Notes—Guarantees.”

Ranking

The Notes are Valvoline’s unsubordinated unsecured obligations, and:

•   rank equally in right of payment with all of Valvoline’s existing and future unsubordinated unsecured indebtedness, liabilities and other obligations;

•   rank senior in right of payment to all of Valvoline’s future subordinated indebtedness;

•   are effectively subordinated in right of payment to all of Valvoline’s existing and future secured indebtedness (including Valvoline’s obligations under the Credit Facility), to the extent of the value of the assets securing such indebtedness; and

•   are structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of Valvoline’s subsidiaries that do not guarantee the Notes.

Each Subsidiary Guarantee:

•   ranks equally in right of payment with all of the applicable Subsidiary Guarantor’s existing and future unsubordinated unsecured indebtedness, liabilities and other obligations;

•   ranks senior in right of payment to all of such Subsidiary Guarantor’s future subordinated indebtedness;

•   is effectively subordinated in right of payment to all of such Subsidiary Guarantor’s existing and future secured indebtedness (including its guarantee of Valvoline’s obligations under the Credit Facility), to the extent of the value of the assets securing such indebtedness; and

•   is structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of such Subsidiary Guarantor’s subsidiaries that do not guarantee the Notes.

Optional Redemption

At any time prior to August 15, 2020, Valvoline may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of such notes redeemed plus the applicable “make-whole” premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant payment date.

On or after August 15, 2020, Valvoline may redeem the Notes, in whole or in part, at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant payment date.

Additionally, until August 15, 2020, Valvoline may redeem up to 40.0% of the original amount of the Notes at any time and from time to time with the net cash proceeds of one or more Equity Offerings (as defined in “Description of Exchange Notes—Certain Definitions”) at a price equal to 104.375% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant payment date.

See “Description of Exchange Notes—Optional Redemption.”

Change of Control Repurchase Event	Upon a Change of Control (as defined in “Description of Exchange Notes—Certain Definitions”), unless we have exercised our right to optionally redeem the Notes, each holder of Notes will have the right to require us to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant payment date.

Certain Covenants

The Indenture governing the Notes, among other things, limits the ability of Valvoline and the Restricted Subsidiaries (as defined in “Description of Exchange Notes—Certain Definitions”) to:

•   incur, assume or guarantee additional indebtedness;

•   issue redeemable stock and preferred stock;

•   create liens;

•   repurchase common stock;

•   redeem indebtedness that is junior in right of payment to the Notes;

•   make other restricted payments, including, without limitation, paying dividends and making restricted investments;

•   sell or otherwise dispose of assets, including common stock of subsidiaries;

•   enter into agreements that restrict dividends from Restricted Subsidiaries that do not guarantee the Notes;

•   enter into transactions with affiliates; and

•   enter into mergers or consolidations.

These covenants are subject to a number of important qualifications and limitations. See “Description of Exchange Notes.”

No Public Market	While a limited trading market for the Initial Notes, which are fully fungible with the Exchange Notes to be issued hereunder, developed after the issuance of the Initial Notes, there can be no assurance that an active trading market for the Exchange Notes will develop or will be maintained. See “Risk Factors— Risks Related to the Notes (including the Exchange Notes) — An active trading market may not develop or may not be maintained for the Exchange Notes.” Your ability to transfer the Exchange Notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop or will be maintained.

Trustee	U.S. Bank National Association.

Form and Denominations	The Exchange Notes will be book-entry only and registered in the name of a nominee of DTC. Investors who are participants in DTC may hold their interests directly through DTC. Investors who are not participants in DTC may hold their interests indirectly through organizations (including Clearstream Banking, S.A. and Euroclear Bank S.A./N.V.) that are participants. The Exchange Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. See “Description of Exchange Notes—Principal, Maturity and Interest.”

Risk Factors	Investing in the Exchange Notes involves substantial risk. See “Risk Factors” for a description of some of the risks you should consider before investing in the Exchange Notes.

Governing Law	The Exchange Notes will be, and the Indenture governing the Exchange Notes is governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

Investing in the Exchange Notes involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information included or incorporated by reference elsewhere in this prospectus, including Valvoline’s financial statements and the related notes, before deciding whether to participate in the exchange offer. Described below are what Valvoline believes are currently the material risks and uncertainties Valvoline faces, but they are not the only risks and uncertainties Valvoline faces. Additional risks and uncertainties that Valvoline is unaware of, or that Valvoline currently believes are not material, may also become important factors that adversely affect Valvoline’s business. If any of the following risks actually occurs, Valvoline’s business, financial condition, results of operations and future prospects could be materially and adversely affected, which in turn could adversely affect the trading price of the Exchange Notes and Valvoline’s ability to service and repay the Exchange Notes, and you may lose all or part of your investment. The risks discussed below also include forward-looking statements, and Valvoline’s actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements.” The risks and uncertainties included under the caption “Item 1A. Risk Factors” in Valvoline’s Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 are incorporated herein by reference. See “Where You Can Find More Information.”

Risks Related to the Notes (including the Exchange Notes)

Despite Valvoline’s significant level of indebtedness, it may be able to incur substantially more debt and enter into other transactions which could further exacerbate the risks to its financial condition.

Notwithstanding Valvoline’s significant level of indebtedness, it may be able to incur significant additional indebtedness in the future, including secured indebtedness that will be effectively senior to the Exchange Notes. Although the Credit Facility and the Indenture governing the Exchange Notes will contain restrictions on Valvoline’s ability to incur additional indebtedness and to enter into certain types of other transactions, these restrictions are subject to a number of significant qualifications and exceptions. See “Description of Exchange Notes—Certain Covenants.” Additional indebtedness incurred in compliance with these restrictions, including secured indebtedness, could be substantial. These restrictions also do not prevent Valvoline from incurring obligations, such as trade payables, that do not constitute indebtedness as defined under its debt instruments. To the extent such new debt is added to Valvoline’s current indebtedness, the substantial leverage risks described in the immediately preceding risk factor would increase.

Valvoline may need additional capital in the future and may not be able to obtain it on favorable terms.

Valvoline may require additional capital in the future to finance its growth and development, implement further marketing and sales activities, fund ongoing research and development activities and meet general working capital needs. Valvoline’s capital requirements will depend on many factors, including acceptance of and demand for its products, the extent to which it invests in new technology and research and development projects, and the status and timing of these developments, as well as general availability of capital from debt and/or equity markets.

However, debt or equity financing may not be available to Valvoline on terms it finds acceptable, if at all. If Valvoline is unable to raise additional capital when needed, its financial condition, and thus your investment in the Exchange Notes, could be materially and adversely affected.

Additionally, Valvoline’s failure to maintain the credit ratings on its debt securities, including the Exchange Notes, could negatively affect its ability to access capital and could increase its interest expense on certain existing and future indebtedness. Valvoline expects the credit rating agencies to periodically review its capital structure and the quality and stability of its earnings. Deterioration in Valvoline’s capital structure or the quality and stability of its earnings could result in a downgrade of the credit ratings on Valvoline’s debt securities. Any negative ratings actions could constrain the capital available to Valvoline and could limit its access to funding for its operations and/or increase the cost of such capital. If, as a result, Valvoline’s ability to access capital when needed becomes constrained, its interest costs could increase, which could have a material adverse effect on its results of operations, financial condition and cash flows.

Valvoline may be unable to service its indebtedness, including the Exchange Notes.

Valvoline’s ability to make scheduled payments on and to refinance its indebtedness, including the Exchange Notes, depends on and is subject to its financial and operating performance, which in turn is affected by general and regional economic, financial, competitive, business and other factors (many of which are beyond Valvoline’s control), including the availability of financing in the banking and capital markets. Valvoline cannot assure you that its business will generate sufficient cash flow from operations or that future borrowings will be available to it in an amount sufficient to enable it to service its debt, including the Exchange Notes, to refinance its debt or to fund its other liquidity needs.

If Valvoline is unable to meet its debt service obligations or to fund its other liquidity needs, it will need to restructure or refinance all or a portion of its debt, including the Exchange Notes, which could cause it to default on its debt obligations and would impair its liquidity. Valvoline’s ability to restructure or refinance its debt will depend on the condition of the capital markets and its financial condition at such time. Any refinancing of Valvoline’s indebtedness could be at higher interest rates and may require it to comply with more onerous covenants that could further restrict its business operations.

Moreover, in the event of a default of Valvoline’s debt service obligations, the holders of the applicable indebtedness, including the Exchange Notes and the Credit Facility, could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest. Valvoline cannot assure you that its assets or cash flows would be sufficient to fully repay borrowings under its outstanding debt instruments if accelerated upon an event of default. First, a default in Valvoline’s debt service obligations in respect of the Exchange Notes would result in a cross default under the Credit Facility. The foregoing would permit the lenders under the senior secured revolving credit facility to terminate their commitments thereunder and cease making further loans, and would allow the lenders under the senior secured term loan facility to declare all loans immediately due and payable and to institute foreclosure proceedings against their collateral, which could force Valvoline into bankruptcy or liquidation. Second, any event of default or declaration of acceleration under the Credit Facility or any other agreements relating to Valvoline’s outstanding indebtedness could also result in an event of default under the Indenture governing the Exchange Notes, and any event of default or declaration of acceleration under any other of Valvoline’s outstanding indebtedness may also contain a cross-default provision. Any such default, event of default or declaration of acceleration could materially and adversely affect Valvoline’s results of operation and financial condition.

The agreements governing Valvoline’s indebtedness will restrict its current and future operations, particularly its ability to respond to changes or to take certain actions.

The agreements governing Valvoline’s indebtedness, including the Exchange Notes, contain, and the agreements governing future indebtedness and future debt securities may contain, significant restrictive covenants and, in the case of the Credit Facility, financial maintenance covenants that will limit Valvoline’s operations, including its ability to engage in activities that may be in its long-term best interests. These restrictive covenants may limit Valvoline, and its restricted subsidiaries, from taking, or give rights to the holders of its indebtedness in the event of, the following actions:

•	incurring additional indebtedness and guaranteeing indebtedness;

•	paying dividends or making other distributions in respect of, or repurchasing or redeeming, Valvoline’s capital stock;

•	making acquisitions or other investments;

•	prepaying, redeeming or repurchasing certain indebtedness;

•	selling or otherwise disposing of assets;

•	selling stock of Valvoline’s subsidiaries;

•	incurring liens;

•	entering into transactions with affiliates;

•	entering into agreements restricting certain of Valvoline’s subsidiaries’ ability to pay dividends;

•	entering into transactions that result in a Change of Control; and

•	consolidating, merging or selling all or substantially all of Valvoline’s assets.

Valvoline’s failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of some or all of its indebtedness, which could lead Valvoline to bankruptcy, reorganization or insolvency.

If the Exchange Notes are rated investment grade at any time by Moody’s and S&P Global Ratings, most of the restrictive covenants and corresponding events of default contained in the Indenture governing the Exchange Notes will be suspended.

If, at any time, the credit rating on the Exchange Notes, as determined by Moody’s Investors Service and S&P Global Ratings, equals or exceeds Baa3, or BBB-, respectively, or any equivalent replacement ratings, Valvoline will no longer be subject to most of the restrictive covenants and corresponding events of default contained in the Indenture governing the Exchange Notes. Any restrictive covenants or corresponding events of default that cease to apply to Valvoline as a result of achieving these ratings will be restored if one or both of the credit ratings on the Exchange Notes later falls below these thresholds. However, during any period in which these restrictive covenants are suspended, Valvoline may incur other indebtedness, make restricted payments and take other actions that would have been prohibited if these covenants had been in effect. If the restrictive covenants are later restored, any action taken while the covenants were suspended will not result in an event of default under the Indenture governing the Exchange Notes even if it would constitute an event of default at the time the covenants are restored. Accordingly, if these covenants and corresponding events of default are suspended, you will have less credit protection than you will at the time the Exchange Notes are issued.

The Exchange Notes are unsecured and effectively junior to Valvoline’s secured indebtedness, including borrowings under the Credit Facility, to the extent of the value of the collateral securing such secured indebtedness.

Valvoline’s obligations under the Exchange Notes will be unsecured and will be effectively junior to Valvoline’s secured indebtedness to the extent of the collateral value securing such indebtedness. Each Subsidiary Guarantor’s obligations under its Subsidiary Guarantee also will be unsecured and will be effectively junior to its secured indebtedness to the extent of the value of the collateral of such Subsidiary Guarantor securing its guarantee of such indebtedness. In addition, the Subsidiary Guarantees may be released without the consent of holders of the Exchange Notes in certain circumstances. Borrowings under the Credit Facility will be secured by substantially all of the present and after-acquired assets of Valvoline and any existing and future guarantors of the Credit Facility, including all of the capital stock directly held by Valvoline or any guarantor of the Credit Facility in any wholly owned subsidiary, subject to customary limitations on the pledge of voting capital stock of foreign subsidiaries or foreign subsidiary holding companies and other customary exceptions.

If an event of default occurs under the Credit Facility, the holders of such senior secured indebtedness will have a prior right to Valvoline’s assets (including the assets of any Subsidiary Guarantor that secures such senior indebtedness), to the exclusion of the holders of the Exchange Notes, even if Valvoline is in default with respect to the Exchange Notes. In that event, Valvoline’s assets would first be used to repay in full all indebtedness and other obligations secured by them (including all amounts outstanding under the Credit Facility), resulting in all or a portion of Valvoline’s assets being unavailable to satisfy the claims of the holders of the Exchange Notes and other unsecured indebtedness. Therefore, in the event of any distribution or payment of Valvoline’s assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, holders of the Exchange Notes will participate in Valvoline’s remaining assets ratably with each other and with all holders of

Valvoline’s unsecured indebtedness that is deemed to be of the same class as such Notes, and potentially with all of Valvoline’s other general creditors, based upon the respective amounts owed to each holder or creditor. In any of the foregoing events, Valvoline cannot assure you that there will be sufficient assets to pay amounts due on the Exchange Notes. As a result, holders of such Notes may receive less, ratably, than holders of secured indebtedness.

The Exchange Notes and the related guarantees will rank effectively junior to such outstanding indebtedness to the extent of the value of the collateral securing such outstanding indebtedness. In addition to the unutilized capacity under the senior secured revolving credit facility, the Credit Facility permits Valvoline to incur incremental indebtedness, which may be secured, subject to certain limits and conditions. The obligations under the Exchange Notes will be effectively junior to any additional secured indebtedness Valvoline may incur to the extent of the value of the collateral securing such indebtedness. The Indenture governing the Exchange Notes will also permit Valvoline to incur additional secured indebtedness, which could be substantial.

Claims of holders of the Exchange Notes will be structurally subordinated to claims of creditors of certain of Valvoline’s subsidiaries that will not guarantee the Exchange Notes.

The Exchange Notes will not be guaranteed by certain of Valvoline’s existing or future subsidiaries. The Exchange Notes will only be guaranteed, jointly and severally, on an unsubordinated unsecured basis by each of Valvoline’s existing and future subsidiaries that guarantees any indebtedness under Valvoline’s Credit Facility. Claims of holders of the Exchange Notes will be structurally subordinated to the claims of creditors of non-guarantor subsidiaries, including trade creditors, and will not be satisfied from the assets of non-guarantor subsidiaries until their creditors are paid in full. The guarantee of a Subsidiary Guarantor will be released in connection with a transfer of such guarantor in a transaction not prohibited by the Indenture governing the Exchange Notes or upon certain other events described in “Description of Exchange Notes—Guarantees.”

Federal and state statutes may allow courts, under specific circumstances, to void the Exchange Notes and the Subsidiary Guarantees, subordinate claims in respect of the Exchange Notes and the Subsidiary Guarantees and/or require holders of the Exchange Notes to return payments received from Valvoline.

The incurrence of indebtedness evidenced by the Exchange Notes and the making of the transfer are subject to review under relevant state and federal fraudulent conveyance statutes in a bankruptcy or reorganization case or a lawsuit by or on behalf of Valvoline’s creditors. Under these statutes, the Exchange Notes and the Subsidiary Guarantees could be voided, or claims in respect of the Exchange Notes and the Subsidiary Guarantees could be subordinated to all of Valvoline’s other debt if a court were to find at the time the Exchange Notes were issued that Valvoline:

•	were insolvent or rendered insolvent by reason of such indebtedness;

•	were engaged in, or about to engage in, a business or transaction for which Valvoline’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to repay such debts as they mature.

A court might also void the issuance of the Exchange Notes or Subsidiary Guarantees, without regard to the above factors, if the court found that Valvoline issued the Exchange Notes or the Subsidiary Guarantors entered into the applicable guaranty with actual intent to hinder, delay or defraud its or their respective creditors.

If a court were to void the issuance of the Exchange Notes or the Subsidiary Guarantees, you would no longer have a claim against Valvoline or the Subsidiary Guarantors. Sufficient funds to repay the Exchange Notes may not be available from other sources, including the remaining Subsidiary Guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from Valvoline or the Subsidiary Guarantors or, with respect to the Exchange Notes, any Subsidiary Guarantee.

In addition, any payment by Valvoline pursuant to the Exchange Notes made at a time when Valvoline were subsequently found to be insolvent could be voided and required to be returned to it or to a fund for the benefit of its creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the holders of the Exchange Notes more than such holders would have received in a liquidation under Title 11 of the United States Code, as amended (the “Bankruptcy Code”).

The measures of insolvency for purposes of these fraudulent and preferential transfer laws will vary depending upon the law applied in any proceeding. Generally, however, Valvoline would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

As a court of equity, the bankruptcy court may subordinate the claims in respect of the Exchange Notes to other claims against Valvoline under the principle of equitable subordination, if the court determines that: (i) the holders of the Exchange Notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to Valvoline’s other creditors or conferred an unfair advantage upon the holder of the Exchange Notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Valvoline may not be able to finance a change of control offer required by the Indenture governing the Exchange Notes.

Upon a Change of Control, you will have the right to require Valvoline to offer to purchase all of the Exchange Notes then outstanding at a price equal to 101% of the principal amount of such Exchange Notes, plus accrued interest, if any, to but not including the repurchase date. In order to obtain sufficient funds to pay the purchase price of the outstanding Exchange Notes, Valvoline expects that it would have to refinance the Exchange Notes. Valvoline cannot assure you that it would be able to refinance the Exchange Notes on reasonable terms, if at all. Valvoline’s failure to offer to purchase all outstanding Exchange Notes or to purchase all validly tendered Notes would be an event of default under the Indenture governing the Exchange Notes. Such an event of default may cause the acceleration of Valvoline’s other debt, including debt under the Credit Facility. Valvoline’s future debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a Change of Control under the Indenture governing the Exchange Notes.

The Credit Facility provides, and future credit agreements or other agreements relating to indebtedness to which Valvoline becomes a party may provide, that certain change of control events with respect to Valvoline would constitute a default thereunder (including events that would constitute a Change of Control under the Indenture governing the Exchange Notes). If Valvoline experiences a change of control event that triggers a default or prepayment provision under the Credit Facility or any such future indebtedness, it could seek a waiver of such default or prepayment provision or seek to refinance the Credit Facility or such future indebtedness. In the event Valvoline does not obtain such a waiver and does not refinance the Credit Facility or such future indebtedness, such default could result in amounts outstanding under the Credit Facility or such future indebtedness being declared due and payable or lending commitments being terminated.

Valvoline can enter into transactions like recapitalizations, reorganizations and other highly leveraged transactions that do not constitute a Change of Control but that could adversely affect the holders of the Exchange Notes.

Certain important corporate events, such as leveraged recapitalizations, may not, under the Indenture governing the Exchange Notes, constitute a “Change of Control” that would require Valvoline to repurchase the Exchange Notes, notwithstanding the fact that such corporate events could increase the level of its indebtedness or otherwise adversely affect its capital structure, credit ratings or the value of the Exchange Notes. Therefore, Valvoline could, in the future, enter into certain transactions, including acquisitions, reorganizations, refinancings or other recapitalizations, which would not constitute a Change of Control, but that could increase the amount of indebtedness outstanding at such time or otherwise affect its capital structure or credit ratings.

Holders of Exchange Notes may not be able to determine when a Change of Control giving rise to their right to have the Exchange Notes repurchased has occurred following a sale of “substantially all” of Valvoline’s assets.

The definition of Change of Control in the Indenture that will govern the Exchange Notes includes a phrase relating to the sale of “all or substantially all” of Valvoline’s assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of Exchange Notes to require Valvoline to repurchase its Exchange Notes as a result of a sale of less than all of Valvoline’s assets to another person may be uncertain. See “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

An active trading market may not develop or may not be maintained for the Exchange Notes.

While a limited trading market for the Initial Notes, which are fully fungible with the Exchange Notes to be issued hereunder, developed after the issuance of the Initial Notes, Valvoline cannot assure you that an active trading market will develop or will be maintained for the Exchange Notes. Valvoline does not intend to apply for listing of the Exchange Notes on any securities exchange or on any automated dealer quotation system.

The liquidity of, and trading market for, the Exchange Notes may also be adversely affected by, among other things:

•	changes in the overall market for securities similar to the Exchange Notes;

•	changes in Valvoline’s financial performance or prospects;

•	the prospects for companies in Valvoline’s industry generally;

•	the number of holders of the Exchange Notes;

•	the interest of securities dealers in making a market for the Exchange Notes;

•	the conditions of the financial markets;

•	fluctuations in the relative trading value of the currency in which the Exchange Notes are issued; and

•	prevailing interest rates.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Exchange Notes.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities that are similar to the Exchange Notes. Valvoline cannot assure you that the market, if any, for any of the Exchange Notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your Exchange Notes. In addition, subsequent to their initial issuance, the Exchange Notes may trade at a discount from the initial offering price of the Restricted Notes, depending upon prevailing interest rates, the market for similar Exchange Notes, Valvoline’s performance and other factors.

A lowering or withdrawal of the ratings assigned to Valvoline’s debt securities by rating agencies may adversely affect the market price or liquidity of the Exchange Notes.

Valvoline expects that the Exchange Notes will be rated by one or more nationally recognized statistical ratings organizations. Valvoline cannot assure you that any such rating will remain for any given period of time or that such rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency’s judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Credit ratings are not recommendations to purchase, hold or sell the Exchange Notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the Exchange Notes. If the credit rating of the Exchange Notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your Notes without a substantial discount.

If you do not properly tender your Restricted Notes, your ability to transfer such outstanding Restricted Notes will be adversely affected and the trading market for such Restricted Notes may be limited.

Valvoline will only issue Exchange Notes in exchange for Restricted Notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal or properly transferred via book entry in accordance with the procedures described in this prospectus. Therefore, you should allow sufficient time to ensure timely delivery of the Restricted Notes and you should carefully follow the instructions on how to tender your Restricted Notes. Neither Valvoline nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of Restricted Notes. If you do not tender your Restricted Notes or if your tender of Restricted Notes is not accepted because you did not tender your Restricted Notes properly, then, after consummation of the exchange offer, you will continue to hold Restricted Notes that are subject to the existing transfer restrictions. After the exchange offer is consummated, if you continue to hold any Restricted Notes, you may have difficulty selling them because there will be fewer Restricted Notes remaining and the market for such Restricted Notes, if any, will be much more limited than it is currently. In particular, the trading market for unexchanged Restricted Notes could become more limited than the existing trading market for the Restricted Notes and could cease to exist altogether due to the reduction in the amount of the Restricted Notes remaining upon consummation of the exchange offer. A more limited trading market might adversely affect the liquidity, market price and price volatility of such untendered Restricted Notes.

If you are a broker-dealer or participating in a distribution of the Exchange Notes, you may be required to deliver prospectuses and comply with other requirements.

If you tender your Restricted Notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If you are a broker-dealer that receives Exchange Notes for your own account in exchange for Restricted Notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Exchange Notes.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of the Exchange Notes. In consideration for issuing the Exchange Notes contemplated by this prospectus, we will receive Restricted Notes in a like principal amount. Any Restricted Notes that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled and cannot be reissued.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

The Company and the Subsidiary Guarantors entered into the Registration Rights Agreement with the initial purchasers named therein in which they agreed, under certain circumstances, to use commercially reasonable efforts to file a registration statement relating to offer to exchange the Restricted Notes for Exchange Notes and consummate such exchange offer on or prior to December 18, 2020 with respect to the Restricted Notes. The Exchange Notes will have terms identical in all material respects to the Restricted Notes, except that the Exchange Notes are registered under the Securities Act and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP number from the Restricted Notes and will not entitle their holders to registration rights. The Restricted Notes were issued on May 22, 2020.

If you wish to exchange your outstanding Restricted Notes for Exchange Notes in the exchange offer, you will be required to make the following written representations:

•

you are not our affiliate within the meaning of Rule 405 of the Securities Act or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•

you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if you are a broker dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes;

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

Each broker-dealer that receives Exchange Notes for its own account in exchange for outstanding Restricted Notes, where the broker-dealer acquired the outstanding Restricted Notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Registration Rights Agreement

We entered into the Registration Rights Agreement with the initial purchasers named therein on May 22, 2020. In the Registration Rights Agreement, we agreed for the benefit of the holders of the Restricted Notes that we will use our commercially reasonable efforts to file with the SEC and cause to become effective this registration statement relating to offer to exchange the Restricted Notes for an issue of SEC-registered Exchange Notes respectively, with terms identical to the Restricted Notes (except that Exchange Notes will not be subject to restrictions on transfer or to any increase in annual interest rate as described below).

When the SEC declares this registration statement effective, we will offer Exchange Notes in return for Restricted Notes. The exchange offer will remain open for at least 20 business days from the date we mail notice of such exchange offer to noteholders. For each Restricted Note surrendered to us under the exchange offer, the holder who surrendered such Restricted Note will receive an Exchange Note of equal principal amount. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Restricted Notes, or if no interest has been paid on the Restricted Notes, from February 15, 2020.

If applicable law or interpretations of the staff of the SEC do not permit us to effect the exchange offer, or for any reason we do not consummate the exchange offer on or before December 18, 2020 with respect to the Restricted Notes, we have agreed to use our commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of Restricted Notes and to keep that shelf registration statement effective until the date that is one year after the shelf registration statement is declared effective, or such shorter period that will terminate when all Restricted Notes covered by the shelf registration statement have been sold. We will, in the event of such a shelf registration, provide to each noteholder copies of a prospectus, notify each noteholder when the shelf registration statement has become effective and take certain other actions to permit resales of Restricted Notes. A noteholder that sells Restricted Notes under the shelf registration statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with those sales and will be bound by the provisions of the registration rights agreement that are applicable to such noteholder (including certain indemnification obligations).

If the exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before December 18, 2020 with respect to the Restricted Notes, or if any registration statement required by the Registration Rights Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective (each such event, a “registration default”), the annual interest rate borne by the Restricted Notes will be increased by 0.25% per annum for the first 90-day period immediately following such registration default and by an additional 0.25% per annum for each subsequent 90-day period, up to a maximum additional interest rate of 0.50% per annum, until the exchange offer is completed or the shelf registration statement is declared effective. Following the cure of all registration defaults, additional interest will cease to accrue and the interest rate shall revert to the original interest rate unless a new registration default shall occur.

If we effect the exchange offer, we will be entitled to close the exchange offer 20 business days from its commencement, provided that we have accepted all Restricted Notes validly surrendered in accordance with the terms of the exchange offer. Restricted Notes not tendered in the exchange offer shall bear interest at the rate set forth on the cover page of this prospectus and be subject to all the terms and conditions specified in the Indenture, including transfer restrictions.

This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to this registration statement.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the Company will accept for exchange in the exchange offer any outstanding Restricted Notes that are validly tendered and not validly withdrawn prior to the Expiration Date. Outstanding Restricted Notes may only be tendered in a minimum denomination of $2,000 and integral multiples of $1,000 in excess of $2,000. No alternative, conditional or contingent tenders will be accepted. Holders who tender less than all of their Restricted Notes must continue to hold Restricted Notes in the minimum authorized denomination of $2,000 principal amount. The Company will issue Exchange Notes in principal amounts identical to the outstanding Restricted Notes surrendered in the exchange offer.

The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Restricted Notes except that the Exchange Notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the Registration Rights Agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The Exchange Notes will evidence the same debt as the Restricted Notes. The Exchange Notes will be issued under and entitled to the benefits of the same Indenture that authorized the Restricted Notes. For a description of the Indenture governing the Exchange Notes, see “Description of Exchange Notes.” The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding Restricted Notes being tendered for exchange.

As of the date of this prospectus, $400 million aggregate principal amount of the Restricted Notes is outstanding. This prospectus and the accompanying letter of transmittal are being sent to all holders of Restricted Notes. There will be no fixed record date for determining holders of outstanding Restricted Notes entitled to participate in the exchange offer. The Company intends to conduct the exchange offer in accordance with the provisions of the Registration Rights Agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding Restricted Notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the Indenture relating to such holders’ outstanding Restricted Notes and the Registration Rights Agreement except we will not have any further obligation to you to provide for the registration of the outstanding Restricted Notes under the Registration Rights Agreement.

The Company will be deemed to have accepted for exchange properly tendered outstanding Restricted Notes when it has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the Exchange Notes from us and delivering Exchange Notes to holders. Subject to the terms of the Registration Rights Agreement, the Company expressly reserves the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding Restricted Notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the accompanying letter of transmittal, transfer taxes with respect to the exchange of Restricted Notes. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. It is important that you read the section “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions; Termination; Amendments

The exchange offer expires at 12:00 midnight, New York City time, on August 11, 2020, unless we extend the exchange offer, in which case the Expiration Date will be the latest date and time to which we extend the exchange offer.

We expressly reserve the right, so long as applicable law allows:

•	to delay our acceptance of Restricted Notes for exchange;

•	to terminate the exchange offer if any of the conditions set forth under “—Conditions to the Exchange Offer” exist;

•	to waive any condition to the exchange offer;

•	to amend any of the terms of the exchange offer; and

•

to extend the Expiration Date and retain all Restricted Notes tendered in the exchange offer, subject to your right to withdraw your tendered Restricted Notes as described under “— Withdrawal of Tenders.”

Any waiver or amendment to the exchange offer will apply to all Restricted Notes tendered, regardless of when or in what order the Restricted Notes were tendered. If the exchange offer is amended in a manner that we think constitutes a material change, or if we waive a material condition of the exchange offer, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of Restricted Notes of the amendment or waiver, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent, followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate the exchange offer, we will have no obligation to publish, advertise or otherwise communicate this announcement, other than by making a timely release to a financial news service.

In the event we terminate the exchange offer, all Restricted Notes previously tendered and not accepted for payment will be returned promptly to the tendering holders.

In the event that the exchange offer is withdrawn or otherwise not completed, Exchange Notes will not be given to holders of Restricted Notes who have validly tendered their Restricted Notes.

Acceptance of Restricted Notes for Exchange

In all cases, the Company will promptly issue Exchange Notes for outstanding Restricted Notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding Restricted Notes or a timely book-entry confirmation of such outstanding Restricted Notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding Restricted Notes pursuant to the exchange offer, you will represent to us that, among other things:

•

you are not our affiliate within the meaning of Rule 405 of the Securities Act or, if you are such an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act, to the extent applicable;

•

you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if you are a broker-dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes;

•	you are acquiring the Exchange Notes in the ordinary course of your business; and

•	you are not acting on behalf of any person or entity that could not truthfully make these representations.

In addition, each broker-dealer that is to receive Exchange Notes for its own account in exchange for outstanding Restricted Notes must represent that such outstanding Restricted Notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

The Company will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding Restricted Notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. The Company reserves the absolute right to reject any and all tenders of any particular outstanding Restricted Notes not properly tendered or not to accept any particular Restricted Notes if the acceptance might, in its or its counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding Restricted Notes prior to the Expiration Date.

Unless waived, any defects or irregularities in connection with tenders of outstanding Restricted Notes for exchange must be cured within such reasonable period of time as we determine. None of the Company, the exchange agent or any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding Restricted Notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding Restricted Notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the Expiration Date.

Procedures for Tendering Restricted Notes

To tender your outstanding Restricted Notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth on the inside back cover of this prospectus prior to the Expiration Date; or

•	comply with the procedures of the Automated Tender Offer Program of the DTC described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding Restricted Notes along with the letter of transmittal prior to the Expiration Date; or

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding Restricted Notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the Expiration Date.

Your tender, if not withdrawn prior to the Expiration Date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

If you wish to exchange your outstanding Restricted Notes for Exchange Notes in the exchange offer, you will be required to make the written representations as set forth in “—Purpose and Effect of the Exchange Offer.”

The method of delivery of outstanding Restricted Notes, letters of transmittal and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the Expiration Date. You should not send letters of transmittal or certificates representing outstanding Restricted Notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding Restricted Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your outstanding Restricted Notes, you should promptly contact your registered holder and instruct the registered holder to tender on your behalf.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding Restricted Notes surrendered for exchange are tendered:

•

by a registered holder of the outstanding Restricted Notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any Restricted Notes listed on the outstanding Restricted Notes, such outstanding Restricted Notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding Restricted Notes, and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal, any certificates representing outstanding Restricted Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender Restricted Notes. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the Restricted Notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding Restricted Notes that are the subject of the book- entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal; and

•	we may enforce that agreement against such participant.

Book-Entry Transfer

The exchange agent will seek to establish a new account or utilize an existing account with respect to the Restricted Notes at DTC promptly after the date of this prospectus. Any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the owner of the Restricted Notes may make book-entry delivery of Restricted Notes by causing DTC to transfer such Restricted Notes into the exchange agent’s account. The confirmation of a book-entry transfer of Restricted Notes into the exchange agent’s account at DTC is referred to in this prospectus as a “book-entry confirmation.” Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent.

Other Matters

Exchange Notes will be issued in exchange for Restricted Notes accepted for exchange only after timely receipt by the exchange agent of:

•	certificates for (or a timely book-entry confirmation with respect to) your Restricted Notes;

•	a properly completed and duly executed letter of transmittal or facsimile thereof with any required signature guarantees, or, in the case of a book-entry transfer, an agent’s message; and

•	any other documents required by the letter of transmittal.

We will determine, in our sole discretion, all questions as to the form of all documents, validity, eligibility, including time of receipt, and acceptance of all tenders of Restricted Notes. There will be no guaranteed delivery procedures for the exchange offer. Our determination will be final and binding on all parties. Alternative, conditional or contingent tenders of Restricted Notes will not be considered valid. We reserve the absolute right to reject any or all tenders of Restricted Notes that are not in proper form or the acceptance of which, in our opinion, would be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Restricted Notes.

Our interpretation of the terms and conditions of the exchange offer, including the instructions in the accompanying letter of transmittal, will be final and binding.

Any defect or irregularity in connection with tenders of Restricted Notes must be cured within the time we determine, unless waived by us. We will not consider the tender of Restricted Notes to have been validly made until all defects and irregularities have been waived by us or cured. None of the Company, the exchange agent or any other person will be under any duty to give notice of any defects or irregularities in tenders of Restricted Notes, or will incur any liability to holders for failure to give any such notice.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender of Restricted Notes at any time prior to the Expiration Date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at the address set forth on the inside of the back cover of this prospectus; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the Restricted Notes to be withdrawn;

•	identify the Restricted Notes to be withdrawn, including the certificate numbers and principal amount of the Restricted Notes;

•	be signed by the person who tendered the Restricted Notes in the same manner as the original signature on the letter of transmittal, including any required signature guarantees; and

•	specify the name in which the Restricted Notes are to be re-registered, if different from that of the withdrawing holder.

If Restricted Notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Restricted Notes and otherwise comply with the procedures of DTC.

We will determine in our sole discretion all questions as to validity, form, eligibility and time of receipt of any withdrawal notices. Our determination will be final and binding on all parties. We will deem any Restricted Notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any Restricted Notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder or, in the case of Restricted Notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such Restricted Notes will be credited to an account maintained with DTC for the Restricted Notes. This return or crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn Restricted Notes by following one of the procedures described under “—Procedures for Tendering Restricted Notes” at any time on or prior to the Expiration Date.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, the Company will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any outstanding Restricted Notes and it may terminate or amend the exchange offer as provided in this prospectus prior to the Expiration Date if in its reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC;

•

any action or proceeding has been instituted or threatened in writing in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer; or

•

any law, rule or regulation or applicable interpretations of the staff of the SEC have been issued or promulgated, which, in our good faith determination, does not permit us to effect the exchange offer.

In addition, the Company will not be obligated to accept for exchange the outstanding Restricted Notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering Restricted Notes” and “—Acceptance of Restricted Notes for Exchange”; or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to us an appropriate form for registration of the Exchange Notes under the Securities Act.

The Company expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, the Company may delay acceptance of any Restricted Notes by giving oral or written notice of such extension to their holders. The Company will return any outstanding Restricted Notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

The Company expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding Restricted Notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. The Company will give oral or written notice of any extension, amendment, non-acceptance or termination of the exchange offer to the holders of the outstanding Restricted Notes as promptly as practicable. In the case of any extension of the exchange offer, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

These conditions are for our sole benefit, and the Company may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the Expiration Date in our sole discretion. If the Company fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the Expiration Date.

In addition, the Company will not accept for exchange any outstanding Restricted Notes tendered, and will not issue Exchange Notes in exchange for any such outstanding Restricted Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture governing the Exchange Notes under the Trust Indenture Act of 1939, as amended.

Consequences of Failing to Exchange

If you do not exchange your Restricted Notes for Exchange Notes in the exchange offer, you will remain subject to the restrictions on transfer of the Restricted Notes:

•

as set forth in the legend printed on the Restricted Notes as a consequence of the issuance of the Restricted Notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	otherwise set forth in the offering memorandum distributed in connection with the private offering of the Restricted Notes.

In general, you may not offer or sell the Restricted Notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Upon completion of the exchange offer, we are under no obligation to, and do not intend to, register resales of the outstanding Restricted Notes under the Securities Act.

Accounting Treatment

The Exchange Notes will be recorded at the same carrying value as the Restricted Notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. The expenses of the exchange offer and the unamortized expenses related to the issuance of the Restricted Notes will be amortized over the term of the Exchange Notes.

Exchange Agent

U.S. Bank National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus, the letter of transmittal or any other documents to the exchange agent. You should send certificates for Restricted Notes, letters of transmittal and any other required documents to the exchange agent at the address set forth on the inside of the back cover of this prospectus.

Information Agent

U.S. Bank National Association has been appointed as information agent for the exchange offer. Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the information agent at the address and telephone number set forth on the inside of the back cover of this prospectus. Holders of Restricted Notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer.

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer Exchange Notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not our affiliate within the meaning of Rule 405 of the Securities Act;

•

you are not participating, and you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act;

•	if you are a broker dealer, you have not entered into any arrangement or understanding with us or any of our affiliates to distribute the Exchange Notes; and

•	you are acquiring the Exchange Notes in the ordinary course of your business.

If you are our affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the Exchange Notes, or are not acquiring the Exchange Notes in the ordinary course of your business:

•

You cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, and similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction of the Exchange Notes, in which case the registration statement must contain the selling security holder information required by Item 507 or Item 508, as applicable, of Regulation S-K of the SEC.

This prospectus may be used for an offer to resell, resale or other transfer of Exchange Notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding Restricted Notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives Exchange Notes for its own account in exchange for outstanding Restricted Notes, where such outstanding Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. Please read “Plan of Distribution” for more details regarding the transfer of Exchange Notes.

Fees and Expenses

We will bear the expenses of soliciting tenders pursuant to the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by electronic transmission. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telecopy, mail or telephone.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its related reasonable out-of-pocket expenses and accounting and legal fees.

We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the unregistered notes and in handling or forwarding tenders for exchange.

We will pay all transfer taxes applicable to the transfer and exchange of Restricted Notes pursuant to the exchange offer. If, however:

•	delivery of the Exchange Notes and/or certificates for Restricted Notes for principal amounts not exchanged, are to be made to any person other than the record holder of the Restricted Notes tendered;

•	tendered certificates for Restricted Notes are recorded in the name of any person other than the person signing any letter of transmittal; or

•	a transfer tax is imposed for any reason other than the transfer and exchange of Restricted Notes to us or our order,

the amount of any such transfer taxes, whether imposed on the record holder or any other person, will be payable by the tendering holder prior to the issuance of the Exchange Notes. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

DESCRIPTION OF EXCHANGE NOTES

Certain terms used in this “Description of Exchange Notes” are defined under the subheading “Certain Definitions.” In this “Description of Exchange Notes,” (1) the term “the Company” refers only to Valvoline Inc., a Kentucky corporation, and not to any of its subsidiaries, and (2) the terms “we,” “our” and “us” each refer to the Company and its consolidated Subsidiaries.

On August 8, 2017, the Company issued $400 million aggregate principal amount of its 4.375% senior notes due 2025, under the indenture dated as of August 8, 2017 (the “Indenture”) among itself, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”), substantially all of which the Company exchanged for substantially identical notes in the same amount pursuant to a registration statement on Form S-4 filed with the SEC on November 17, 2017 (the “Initial Notes”). On May 22, 2020, the Company issued an additional $400 million aggregate principal amount of 4.375% senior notes due 2025 (the “Restricted Notes”) under the Indenture. The Restricted Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act and are subject to transfer restrictions, registration rights and additional interest provisions.

The Company will issue up to an additional $400 million aggregate principal amount of the its 4.375% senior notes due 2025 (the “Exchange Notes”) under the Indenture in exchange for the Restricted Notes. The terms of the Exchange Notes to be issued in the exchange offer are substantially identical to the Restricted Notes, except that the transfer restrictions, registration rights and additional interest provision relating to the Restricted Notes will not apply to the Exchange Notes. In this section, the “Notes” refers to the Initial Notes, the Exchange Notes, any Restricted Notes that are outstanding after the exchange offer is completed and any Additional Notes (as defined below). The terms of the Notes are those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The Exchange Notes will have the same terms as the Initial Notes. The Exchange Notes, the Initial Notes and the Restricted Notes will be treated as a single class under the Indenture, including for purposes of determining whether the required Holders have given their approval or consent to an amendment or waiver or joined in directing the Trustee to take certain actions on behalf of the Holders. Upon completion of this offer to exchange, $800 million in aggregate principal amount of Notes will be outstanding under the Indenture.

The following description is a summary of the material provisions of the Notes and the Indenture and does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indenture, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this “Description of Exchange Notes,” will define your rights as Holders of the Notes. You may request a copy of the Indenture at our address set forth under the heading “Where You Can Find More Information.”

Brief Description of the Notes

The Notes:

•	are unsecured unsubordinated obligations of the Company;

•

are effectively subordinated to any existing or future Secured Indebtedness of the Company (including the Company’s existing and future Obligations under the Senior Secured Credit Facilities) to the extent of the value of the collateral securing such Secured Indebtedness;

•	are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of the Company’s Subsidiaries that do not guarantee the Notes;

•	rank equal in right of payment with all existing and future Senior Indebtedness of the Company;

•	are senior in right of payment to any future Subordinated Indebtedness of the Company; and

•	are guaranteed on an unsecured unsubordinated basis by the Guarantors, as described under “—Guarantees.”

As of the date of this prospectus, all of the Company’s Subsidiaries are “Restricted Subsidiaries.” We are, however, under certain circumstances, permitted to designate certain of our subsidiaries as “Unrestricted Subsidiaries.” Any Unrestricted Subsidiaries will not be subject to any of the restrictive covenants in the Indenture and will not guarantee the Notes.

Guarantees

The Notes are guaranteed on an unsecured unsubordinated basis by each of the Company’s direct and indirect Domestic Restricted Subsidiaries that guarantees the Senior Secured Credit Facilities. Except as set forth in the next paragraph, the Guarantors, as primary obligors and not merely as sureties, jointly and severally, fully and unconditionally guarantee, on an unsecured unsubordinated basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture and the Notes, whether for payment of principal of, or any premium or interest on or in respect of, the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing such Indenture.

Each Restricted Subsidiary, that (a) incurs or guarantees any Indebtedness under the Senior Secured Credit Facilities or (b) other than a Foreign Subsidiary or Foreign Subsidiary Holding Company of the Company, guarantees other Indebtedness of the Company or any Guarantor in an aggregate principal amount in excess of $25.0 million, will guarantee the Notes. As of the date of this prospectus, none of our Foreign Subsidiaries or Foreign Subsidiary Holding Companies will guarantee the Notes, and no Foreign Subsidiaries or Foreign Subsidiary Holding Companies are expected to Guarantee the Notes in the future.

Each of the Guarantees of the Notes:

•	is a senior unsecured unsubordinated obligation of each Guarantor;

•

is effectively subordinated to any existing or future Secured Indebtedness of such Guarantor (including any Subsidiary Guarantor’s guarantee of the Senior Secured Credit Facilities) to the extent of the value of the collateral securing such Indebtedness;

•	is structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Subsidiaries of such Guarantor that do not guarantee the Notes;

•	ranks equal in right of payment with all existing and future Senior Indebtedness of each such Guarantor; and

•	is senior in right of payment to all existing and future Subordinated Indebtedness of each such Guarantor.

Not all of the Company’s Subsidiaries are required to guarantee the Notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Company or any Subsidiary Guarantor. As a result, all of the existing and future liabilities of these non-guarantor Subsidiaries, including any claims of trade creditors, are effectively senior to the Notes.

Each Guarantee is limited to an amount not to exceed the maximum amount that can be guaranteed by that entity without rendering the Guarantee, as it relates to such entity, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Guarantee worthless. Any entity that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP. If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness and other obligations (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness and other obligations, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors— Risks Related to the Notes (including the Exchange Notes)—Federal and state statutes may allow courts, under specific circumstances, to void the Exchange Notes and the Subsidiary Guarantees, subordinate claims in respect of the Exchange Notes and the Subsidiary Guarantees and/or require holders of the Exchange Notes to return payments received from Valvoline.”

A Guarantee by a Subsidiary Guarantor provides by its terms that it will be automatically and unconditionally released and discharged with respect to the Notes, without further action required on the part of the Subsidiary Guarantor, the Trustee or any holder of Notes, upon:

(a)

any direct or indirect sale, exchange, transfer or other disposition (by merger, consolidation or otherwise) of the Capital Stock of such Subsidiary Guarantor, after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary, if such sale, exchange, transfer or other disposition is not in violation of the applicable terms of the Indenture;

(b)

the release or discharge of the Indebtedness or guarantee of Indebtedness by such Subsidiary Guarantor that resulted in the creation of such Guarantee except a release or discharge by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision); provided that at the time of such release or discharge, such Subsidiary Guarantor is not then a guarantor or an obligor in respect of any other Indebtedness that would require it to provide a Guarantee of the Notes under the Indenture;

(c)

the sale, exchange, transfer or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, in a transaction that is not in violation of the applicable terms of the Indenture, to any Person who is not (either before or after giving effect to such transaction) the Company or a Domestic Restricted Subsidiary;

(d)

the release or discharge of such Subsidiary Guarantor from its guarantee, and of all pledges and security, if any, granted by such Subsidiary Guarantor in connection with the Senior Secured Credit Facilities, except a release or discharge by or as a result of payment under such guarantee (it being understood that a release subject to a contingent reinstatement will constitute a release for the purposes of this provision); provided that at the time of such release or discharge, such Subsidiary Guarantor is not then a guarantor or an obligor in respect of any other Indebtedness that would require it to provide a Guarantee of the Notes under the Indenture;

(e)

the designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions set forth under “—Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(f)

the merger or consolidation of any Subsidiary Guarantor with and into the Company or another Guarantor or upon the liquidation of such Subsidiary Guarantor following the transfer of all of its assets to the Company or another Subsidiary Guarantor; or

(g)

the Company exercising its defeasance option or covenant defeasance option with respect to the Notes as described under “—Legal Defeasance and Covenant Defeasance” or the Company’s obligations under the Indenture being discharged with respect to the Notes in accordance with the terms of the Indenture;

and, in the case of clauses (a) through (g) above, such Subsidiary Guarantor delivering to the Trustee an Officer’s Certificate and opinion stating that all conditions precedent provided for in the Indenture relating to the release of such Guarantee shall have been complied with.

Upon request of the Company or the applicable Subsidiary Guarantor, the Trustee shall evidence such release by a supplemental indenture or other instrument which may be executed by the Trustee without the consent of any Holder of the Notes.

Ranking

The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Guarantee will rank equal in right of payment with all Senior Indebtedness of the Company or the relevant Guarantor, as the case may be, including the Obligations of the Company and such Subsidiary Guarantor under the Senior Secured Credit Facilities and the Company’s 4.250% Senior Notes due 2030 (the “2030 Notes”). The ranking of the Notes and the Guarantees is more fully described above under “—Brief Description of the Notes” and “—Guarantees.”

Secured Indebtedness of the Company (including the Company’s obligations in respect of the Senior Secured Credit Facilities) will be effectively senior to the Notes to the extent of the value of the collateral securing such Indebtedness. As of March 31, 2020, on an adjusted basis to give effect to the issuance of the Restricted Notes and the use of net proceeds therefrom, we had approximately $618 million of secured indebtedness outstanding and an additional 415 million of unutilized borrowing capacity under the revolver portion of the Senior Secured Credit Facilities and $28 million of available capacity under Valvoline LLC’s trade receivables securitization facility, all of which was or would be secured indebtedness. Valvoline LLC’s trade receivables securitization facility was amended on April 22, 2020 to increase the total available capacity to $85 million.

All of our operations are conducted through our Subsidiaries. Some of our Subsidiaries, including all of our Foreign Subsidiaries and all of our Foreign Subsidiary Holding Companies, do not guarantee the Notes as described above under “—Guarantees.” In addition, our future Subsidiaries may not be required to guarantee the Notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding Indebtedness of such non-guarantor Subsidiaries, and claims of holders of Preferred Stock of such non-guarantor Subsidiaries, generally have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of our creditors, including holders of the Notes. Accordingly, the Notes are effectively subordinated to creditors (including trade creditors) and holders of Preferred Stock, if any, of our non-guarantor Subsidiaries. As of March 31, 2020, our non-guarantor Subsidiaries had approximately $255 million of indebtedness and other liabilities, including $90 million of borrowings under a $175 million trade receivables securitization facility, and an additional $28 million of unutilized borrowing capacity under the trade receivables securitization facility, which was amended to increase the total remaining available borrowing capacity to $85 million on April 22, 2020.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Company and the Restricted Subsidiaries may incur, under certain circumstances the amount of such Indebtedness could be substantial. The Indenture does not limit the amount of liabilities that are not considered Indebtedness that may be incurred by the Company or its Restricted Subsidiaries, including the non-guarantor Subsidiaries. See “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Paying Agent and Registrar for the Notes

The Company will maintain a paying agent for the Notes. The initial paying agent for the Notes is the Trustee. The paying agent will make payments on the Notes on behalf of the Company. The paying agent will hold all cash and securities for the benefit of the Trustee and the respective Holders.

The Company will also maintain a registrar with respect to the Notes. The initial registrar for the Notes is the Trustee. The registrar will maintain a register reflecting ownership of the Notes outstanding from time to time and facilitate transfers of Notes on behalf of the Company.

The Company may change the paying agent or the registrar without prior notice to the Holders. The Company or any of its Subsidiaries may act as a paying agent or registrar with respect to the Notes.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Company will not be required to transfer or exchange any Note selected for redemption. Also, the Company will not be required to transfer or exchange any Note for a period of 30 days before a selection of Notes to be redeemed.

Principal, Maturity and Interest

The Company previously issued the Initial Notes with an aggregate principal amount of $400 million and will issue the Exchange Notes up to an aggregate principal amount of $400 million in exchange for the Restricted Notes, which will be cancelled after this exchange offer. Upon completion of this offering, $800 million aggregate principal amount of Notes will be outstanding. The Notes will mature on August 15, 2025. Subject to compliance with the covenants described below under the caption “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Company may issue additional Notes from time to time after this offering under the Indenture (any such additional Notes, for purposes of this Description of Exchange Notes, “Additional Notes”). Except as otherwise provided in the Indenture, the Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Notes for United States federal income tax purposes, such Additional Notes will have a separate CUSIP number. Unless otherwise specified, or the context requires otherwise, references to “Notes” for all purposes of the Indenture and this “Description of Exchange Notes” include any additional Notes that are actually issued. The Company will issue the Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Interest on the Notes will accrue at the rate of 4.375% per annum. Interest on the Notes will be payable semiannually in arrears on February 15 and August 15 of each year, commencing, in respect of the Exchange Notes, on August 15, 2020, to the holders of record of those Notes on the immediately preceding February 1 or August 1, as applicable. Interest on the Exchange Notes will accrue from February 15, 2020. Notwithstanding the foregoing, the interest payable on the first interest payment date of the Exchange Notes, August 15, 2020, will be paid to the persons who are the holders of record of the Restricted Notes that are exchanged for such Exchange Notes at the close of business on August 1, 2020. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, premium, if any, and interest on the Notes will be payable at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Company, the Company’s office or agency will be the office of the Trustee maintained for such purpose. If the due date for any payment in respect of the Notes is not a Business Day at the place at which such payment is due to be paid, the holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any interest or other payment as a result of any such delay.

Mandatory Redemption; Offers to Purchase; Acquisition of Notes

We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under “—Repurchase at the Option of Holders.” We may, and our affiliates may, at any time and from time to time, acquire Notes by means other than a redemption, including by tender offer, open market purchases, negotiated transactions or otherwise (including in connection with a consent solicitation).

Optional Redemption

At any time prior to August 15, 2020, the Company may redeem all or a part of the Notes upon notice as described under “—Selection and Notice” below, at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

On and after August 15, 2020, the Company may redeem the Notes, in whole or in part, upon notice as described under the heading “—Selection and Notice” below, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed beginning on August 15 of the years indicated below:

Date	Percentage
2020	103.281%
2021	102.188%
2022	101.094%
2023 and thereafter	100.000%

In addition, until August 15, 2020, the Company may, at its option, on one or more occasions, redeem up to 40% of the aggregate principal amount of Notes issued by it at a redemption price equal to 104.375% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 60% of the aggregate principal amount of the Notes originally issued under the Indenture (calculated after giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of the applicable Equity Offering.

Notwithstanding the foregoing, in connection with any tender offer for all of the outstanding Notes at a price of at least 100% of the principal amount of the Notes tendered, plus accrued and unpaid interest thereon to, but excluding, the applicable tender settlement date (including any Change of Control Offer), if Holders of not less than 90% in aggregate principal amount of the Notes validly tender and do not withdraw such Notes in such tender offer and the Company, or any third party making such a tender offer in lieu of the Company, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Company or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase date, to redeem all Notes that remain outstanding following such purchase at a price equal to the price offered to each other Holder in such tender offer plus, to the extent not included in the tender offer payment, accrued and unpaid interest, if any, thereon, to, but excluding, the date of redemption.

Selection and Notice

Notices of redemption shall be delivered electronically or mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the applicable date of redemption to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC with respect to the Notes, except that redemption notices may be delivered more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Notes shall state the portion of the principal amount thereof that has been or is to be redeemed.

Notice of any redemption may be given prior to the completion of any offering or other corporate transaction, and any redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, the completion of the related offering or corporate transaction.

If the Company is redeeming less than all of the Notes issued under the Indenture at any time, the Trustee will select the Notes to be redeemed (1) if the Company has notified the Trustee that the Notes are listed on an exchange, in compliance with the requirements of such exchange or (2) on a pro rata basis to the extent practicable, or, if a pro rata basis is not practicable or permitted for any reason, by lot or by such other method as may be prescribed by DTC’s applicable procedures. No Notes of less than $2,000, or integral multiples of less than $1,000 in excess thereof, may be redeemed in part.

With respect to Notes represented by certificated notes, the Company will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note; provided that new Notes will only be issued in the minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof. Notes called for redemption become due on the date fixed for redemption, unless such redemption is conditioned on the happening of one or more future events or conditions precedent. On the applicable date of redemption, interest will cease to accrue on Notes or any series or portion thereof called for redemption.

Repurchase at the Option of Holders

Change of Control

The Indenture provides that if a Change of Control occurs after the Original Issue Date, unless the Company has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under “—Optional Redemption,” the Company will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the right of Holders of the Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Company will deliver notice of such Change of Control Offer with a copy to the Trustee, to each Holder of Notes to the address of such Holder appearing in the security register or otherwise in accordance with the procedures of DTC with respect to the Notes, with the following information:

(1)

that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control” under the Indenture and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Company;

(2)

the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is sent (the “Change of Control Payment Date”), except in the case of a conditional Change of Control Offer made in advance of a Change of Control as described below;

(3)	that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4)

that, unless the Company defaults in the payment of the Change of Control Payment required to be made, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5)

that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)

that Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the paying agent receives, not later than the close of business on the expiration date of the Change of Control Offer, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;

(7)	the other instructions, as determined by the Company (which determination shall be conclusive), consistent with the covenant described hereunder, that a Holder must follow; and

(8)	if such notice is sent prior to the occurrence of a Change of Control, stating that the Change of Control Offer is conditional upon the occurrence of such Change of Control.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations set forth in the Indenture by virtue of such conflict.

On the Change of Control Payment Date, the Company will, to the extent permitted by law,

(1)	accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)	deposit with the applicable paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof properly tendered and

(3)

deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to, and purchased by, the Company.

The Senior Secured Credit Facilities provide, and future credit agreements or other agreements relating to Indebtedness to which the Company becomes a party may provide, that certain change of control events with respect to the Company would constitute a default thereunder (including events that would constitute a Change of Control under the Indenture). If we experience a change of control event that triggers a default or prepayment provision under the Senior Secured Credit Facilities or any such future Indebtedness, we could seek a waiver of such default or prepayment provision or seek to refinance the Senior Secured Credit Facilities or such future Indebtedness. In the event we do not obtain such a waiver and do not refinance the Senior Secured Credit Facilities or such future Indebtedness, such default could result in amounts outstanding under the Senior Secured Credit Facilities or such future Indebtedness being declared due and payable or lending commitments being terminated.

Our ability to pay cash to the Holders of Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors— Risks Related to the Notes (including the Exchange Notes)—Valvoline may not be able to finance a change of control offer required by the Indenture governing the Exchange Notes.”

The Change of Control purchase provisions of the Indenture described above may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the initial purchasers and us. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness, including, but not limited to, additional Secured Indebtedness, are contained in the covenants described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Certain Covenants—Liens.” However, the covenants are subject to significant exceptions. Such restrictions in the Indenture can be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders of the Notes protection in the event of a highly leveraged transaction.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any person. Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company and its Restricted Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Notes may require the Company to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified, with respect to the Notes, with the written consent of the Holders of a majority in principal amount of the Notes then outstanding, including after the entry into an agreement that would result in the need to make a Change of Control Offer.

Asset Sales

The Indenture provides that the Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1)

the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company at the time of contractually agreeing to such Asset Sale (which determination shall be conclusive)) of the assets sold or otherwise disposed of or the Equity Interests issued; and

(2)

at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the following shall be deemed to be cash for purposes of this provision and for no other purpose:

(a)

any liabilities (as reflected in the Company’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto or, if incurred, increased or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on the Company’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence, increase or accrual had taken place on or prior to the date of such balance sheet, as determined in good faith by the Company (which determination shall be conclusive)) of the Company or such Restricted Subsidiary (other than Contingent Obligations and liabilities that are by their terms subordinated to the Notes or the applicable Guarantee) that are assumed by the transferee of any such assets pursuant to a written agreement that releases or indemnifies the Company or such Restricted Subsidiary from such liabilities or that are otherwise extinguished by the transferee in connection with such transaction;

(b)

any securities, notes or other similar obligations received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days of the receipt thereof;

(c)

any Designated Non-cash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of $50.0 million and 3.50% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value; and

(d)

Capital Stock of a Person that is a Restricted Subsidiary or of a Person engaged in a Similar Business that shall become a Restricted Subsidiary immediately upon the acquisition thereof by the Company or any Restricted Subsidiary.

Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Company or a Restricted Subsidiary, at its option, may apply an amount equal to the Net Proceeds from such Asset Sale,

(1)	to permanently reduce Indebtedness as follows:

(a)

to permanently reduce Secured Indebtedness, including Indebtedness under the Senior Secured Credit Facilities, in each case, that is secured by a Lien that is permitted by the Indenture and (if applicable) to permanently reduce commitments with respect thereto;

(b)

to permanently reduce Obligations under other Senior Indebtedness of the Company or a Subsidiary Guarantor (and (if applicable) to permanently reduce commitments with respect thereto); provided that the Company shall equally and ratably reduce (or offer to reduce, as applicable) Obligations under the Notes; provided further that all reductions of Obligations under the Notes shall be made as provided under “—Optional Redemption” or through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof plus accrued and unpaid interest) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be prepaid; or

(c)	to permanently reduce Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor, other than Indebtedness owed to the Company or any Restricted Subsidiary;

(2)

to make (a) an Investment in any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other businesses, properties, noncurrent assets or intellectual property rights that, in the case of each of (a), (b) and (c), are used or useful in a Similar Business; or

(3)

to make an Investment in (a) any one or more businesses; provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other businesses, properties, noncurrent assets or intellectual property rights that, in the case of each of (a), (b) and (c), replace the businesses, properties, assets or intellectual property rights that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment entered into not later than the end of such 365-day period shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Company or such Restricted Subsidiary enters into such commitment with the good faith expectation that an amount equal to the Net Proceeds will be applied to satisfy such commitment within 180 days of the end of such 365-day period (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before an amount equal to the Net Proceeds is so applied, then the Company or such Restricted Subsidiary shall be permitted to apply an amount equal to the Net Proceeds in any manner set forth above before the expiration of such 180-day period and, in the event the Company or such Restricted Subsidiary fails to do so, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million (the “Excess Proceeds Threshold”), the Company shall make an offer to all Holders of the Notes and, if required by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is an integral multiple of $1,000 (but in minimum denominations of $2,000) that may be purchased with such Excess Proceeds at an offer price, in the case of the Notes, in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date fixed for the closing of such offer, and in the case of any Senior Indebtedness at the offer price required by the terms thereof but not to exceed 100% of the principal amount thereof, plus accrued and unpaid interest, if any, in each case in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to Excess Proceeds within 10 Business Days after the date that Excess Proceeds exceed the Excess Proceeds Threshold by delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 365-day period. Upon the completion of each Asset Sale Offer (including a voluntary Asset Sale Offer with respect to all Excess Proceeds even though less than the Excess Proceeds Threshold), the amount of Excess Proceeds shall be reset to zero.

To the extent that the aggregate principal amount of Notes and such Senior Indebtedness, as the case may be, tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purposes not otherwise prohibited under the Indenture. If the aggregate principal amount of Notes or Senior Indebtedness, as the case may be, surrendered by such holders thereof exceeds the amount of Excess Proceeds, such Notes or Senior Indebtedness, as the case may be, will be purchased on a pro rata basis based on the accreted value or principal amount of such Notes or Senior Indebtedness, as the case may be, tendered (and the Trustee or registrar will select the tendered Notes of tendering holders on a pro rata basis, or such other basis in accordance with DTC procedures with respect to the Notes, based on the amount of Notes tendered).

Pending the final application of any Net Proceeds, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations set forth in the Indenture by virtue thereof.

The provisions under the Indenture relating to the Company’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified, with respect to the Notes, with the written consent of the Holders of a majority in principal amount of the Notes then outstanding.

The Senior Secured Credit Facilities contain restrictions, and future credit agreements or other similar agreements to which the Company becomes a party may contain restrictions, on the Company’s ability to repurchase Notes. In the event an Asset Sale occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from repurchasing Notes. In such a case, the Company’s failure to repurchase tendered Notes when required by the Indenture would constitute an Event of Default under the Indenture which would, in turn, likely constitute a default under such other agreements.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture that apply to the Company and its Restricted Subsidiaries.

If on any date following the Original Issue Date, (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under the Indenture, then, beginning on that day (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”) and continuing until the occurrence of the Reversion Date, the covenants specifically listed under the following captions in this “Description of Exchange Notes” section of this prospectus will not be applicable to the Notes (collectively, the “Suspended Covenants”):

(1)	“—Repurchase at the Option of Holders—Asset Sales”;

(2)	“—Limitation on Restricted Payments”;

(3)	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4)	clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets—Company”;

(5)	“—Transactions with Affiliates”; and

(6)	“—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.”

During any period that the foregoing covenants have been suspended, the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries, unless such designation would have complied with the covenant described under “Limitation on Restricted Payments” as if such covenant were in effect during such period.

If and while the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants, the Notes will be entitled to substantially less covenant protection. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Asset Sales shall be reset to zero.

During any Suspension Period, the Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction; provided, however, that the Company or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if (i) the Company or such Restricted Subsidiary could have incurred a Lien to secure the Indebtedness attributable to such Sale and Lease-Back Transaction pursuant to “—Liens” below without equally and ratably securing the Notes pursuant to the covenant described therein; and (ii) the consideration received by the Company or such Restricted Subsidiary in that Sale and Lease-Back Transaction is at least equal to the fair market value of the property sold and otherwise complies with “—Repurchase at the Option of Holders—Asset Sales” above; provided further that the foregoing provisions shall cease to apply on and subsequent to any Reversion Date.

During the Suspension Period, the Company and its Restricted Subsidiaries will be entitled to incur Liens to the extent provided for under “—Liens” (including Permitted Liens), and any Permitted Liens that refer to one or more Suspended Covenants shall be interpreted as though such applicable Suspended Covenant(s) continued to be applicable during the Suspension Period (but solely for purposes of the “—Liens” covenant and for no other covenant).

Notwithstanding the foregoing, in the event of any such reinstatement, no action taken or omitted to be taken by the Company or any of its Restricted Subsidiaries during the Suspension Period will give rise to a Default or Event of Default under the Indenture with respect to the Notes; provided that (1) after such reinstatement, the amount of Restricted Payments since the Original Issue Date will be calculated as though the covenant described below under the caption “—Limitation on Restricted Payments” had been in effect prior to, but not during, the Suspension Period; (2) all Indebtedness incurred, or Disqualified Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; (3) any Affiliate Transaction entered into after such reinstatement pursuant to an agreement entered into during any Suspension Period shall be deemed to be permitted pursuant to clause (5) of the second paragraph of the covenant described under “—Transactions with Affiliates”; and (4) any encumbrance or restriction on the ability of any Restricted Subsidiary that is not a Guarantor to take any action described in clauses (1) through (3) of the first paragraph of the covenant described under “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” that becomes effective during any Suspension Period shall be deemed to be permitted pursuant to clause (a) of the second paragraph of the covenant described under “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.”

There can be no assurance that the Notes will ever receive Investment Grade Ratings or, if such ratings are received, that the Notes will maintain such Investment Grade Ratings.

Limitation on Restricted Payments

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I)

declare or pay any dividend or make any payment or distribution on account of the Company’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation involving the Company or any Restricted Subsidiary, other than:

(a)	dividends or distributions by the Company payable solely in Equity Interests (other than Disqualified Stock) of the Company; or

(b)

dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary that is not a wholly owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II)

purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company, or any direct or indirect parent of the Company, including any such purchase, redemption, defeasance, acquisition or retirement in connection with any merger or consolidation;

(III)

make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than (a) Indebtedness permitted under clause (7) or (8) of the second paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (b) the payment, redemption, repurchase, defeasance or other acquisition of Subordinated Indebtedness in anticipation of satisfying a rescheduled payment, sinking fund obligation, principal installment or maturity, in each case due within one year of the date of payment, redemption, repurchase, defeasance or acquisition; or

(IV)

make any Restricted Investment (all such payments and other actions set forth in clauses (I) through (IV) above (other than any exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1)	no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)

immediately after giving effect to such transaction on a pro forma basis, the Company could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3)

such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after July 1, 2016 (including Restricted Payments permitted by clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a)

50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) beginning on July 1, 2016 to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b)	100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Company since immediately after July 1, 2016 from the issue or sale of:

(i)	Equity Interests of the Company, including Treasury Capital Stock, but excluding cash proceeds and the fair market value of marketable securities or other property received from the sale of:

(x)

Equity Interests to any present, former or future employees, directors, officers, managers or consultants of the Company or any of the Company’s Subsidiaries after July 1, 2016 to the extent such amounts have been applied to the amount of available Restricted Payments in accordance with clause (5) of the next succeeding paragraph; and

(y)	Designated Preferred Stock; and

(ii)	debt securities of the Company or any Restricted Subsidiary that have been converted into or exchanged for such Equity Interests of the Company;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Company sold to a Restricted Subsidiary, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) the issuance or sale of Equity Interests or the fair market value of any assets received by the Company or any Restricted Subsidiary, in each case made as part of the Separation Transactions (including, for the avoidance of doubt, such proceeds of the IPO); plus

(c)	100% of the aggregate net cash proceeds and the fair market value of marketable securities or other property received by the Company or any Restricted Subsidiary by means of:

(i)

the sale or other disposition (other than to the Company or a Restricted Subsidiary) of Restricted Investments made by the Company or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Company or its Restricted Subsidiaries and repayments of loans or advances that constitute Restricted Investments by the Company or its Restricted Subsidiaries, in each case after July 1, 2016; or

(ii)

the sale (other than to the Company or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary (other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (10) or (15) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a distribution or dividend from an Unrestricted Subsidiary, in each case, after July 1, 2016; plus

(d)

in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value (as determined in good faith by the Company; provided that if such fair market value may exceed $50.0 million, such determination shall be made by the board of directors of the Company and evidenced by a board resolution (which determination in either case shall be conclusive)) of the Investment in such Unrestricted Subsidiary at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Company or a Restricted Subsidiary pursuant to clause (10) or (15) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

As of March 31, 2020, the amount available for Restricted Payments under the foregoing clause (3) was $391 million.

The foregoing provisions will not prohibit:

(1)

the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration thereof or the giving of the irrevocable redemption notice, as applicable, if at the date of declaration or notice such payment would have complied with the provisions of the Indenture;

(2)

(a) the redemption, repurchase, defeasance, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Company in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (in each case, other than any Disqualified Stock or Designated Preferred Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (7) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock in an aggregate per annum amount no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3)

any other Restricted Payment made in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (other than any Disqualified Stock or Designated Preferred Stock);

(4)

the redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Indebtedness or Disqualified Stock of the Company or a Subsidiary Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness or Disqualified Stock of the Company or a Subsidiary Guarantor, as the case may be, that in each case is incurred in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” but only:

(a)

if the principal amount (or accreted value, if applicable) of such new Indebtedness or the liquidation preference of such new Disqualified Stock does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness, or the liquidation preference of, plus any accrued and unpaid dividends on, the Disqualified Stock, as applicable, being so purchased, redeemed, defeased, repurchased, acquired or retired, plus the amount of any premium and any fees and expenses incurred in connection with the issuance of such new Indebtedness or Disqualified Stock;

(b)

if such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent, if at all, as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, defeased, acquired or retired for value;

(c)

if such new Indebtedness or Disqualified Stock has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, defeased, acquired or retired; and

(d)

if such new Indebtedness or Disqualified Stock has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness or Disqualified Stock being so redeemed, repurchased, defeased, acquired or retired;

(5)

a Restricted Payment to pay for the repurchase, redemption or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company held by any future, present or former employee, director, officer, manager or consultant of the Company or any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management, director or employee benefit plan or agreement (x) upon the death or disability of such employee, director, officer, manager or consultant or (y) upon the resignation or other termination of employment of such employee, director, officer, manager or consultant; provided, however, that the aggregate Restricted Payments made under this clause (5) do not exceed in any calendar year $20.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a)

the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company to employees, directors, officers, managers or consultants of the Company or any of its Restricted Subsidiaries that occurs after July 1, 2016, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b)	the cash proceeds of key man life insurance policies received by the Company or its Restricted Subsidiaries after July 1, 2016; less

(c)

the amount of any Restricted Payments previously made with the cash proceeds described in clause (a) or (b) of this clause (5); and provided further that cancellation of Indebtedness owing to the Company or any of its Restricted Subsidiaries from any future, present or former employees, directors, officers, managers or consultants of the Company or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Company will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(6)

the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any of its Restricted Subsidiaries, or of Preferred Stock of any Restricted Subsidiary, in each case issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(7)

(a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Company after July 1, 2016; and (b) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph; provided, however, in the case of each of subclauses (a) and (b) of this clause (7), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Company and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(8)

repurchases of Equity Interests deemed to occur (i) upon the exercise of stock options, warrants or other equity-based awards if such Equity Interests represent all or a portion of the exercise price of such options, warrants or awards or payments, in lieu of the issuance of fractional Equity Interests or (ii) for the purposes of satisfying any required tax withholding obligation upon the exercise or vesting of a grant or award of any stock options, warrants or other equity-based awards;

(9)	the declaration and payment of dividends or distributions in respect of, or repurchases of, the Company’s common stock in an aggregate amount not to exceed $175.0 million in any calendar year;

(10)

other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed the greater of $200.0 million and 10.00% of Total Assets;

(11)

Restricted Payments comprising (a) the payment, redemption, repurchase, defeasance or other acquisition of Indebtedness incurred by a Securitization Special Purpose Entity in accordance with clause (24) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” below and (b) the payment or distribution of any Securitization Fees;

(12)

the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with the provisions similar to those described under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Repurchase at the Option of Holders—Asset Sales”; provided that all Notes tendered in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have first been repurchased, redeemed or acquired for value;

(13)

the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Company or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash or Cash Equivalents);

(14)	any Restricted Payment made as part of the Separation Transactions;

(15)

the making of other Restricted Payments if, at the time of the making of such Restricted Payment, and after giving pro forma effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payment and the application of the net proceeds thereof), the Consolidated Net Leverage Ratio of the Company would not exceed 3.50 to 1.00;

(16)

the making of cash payments in satisfaction of the conversion obligation upon conversion of convertible Indebtedness permitted to be incurred pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” in an aggregate amount since the Original Issue Date not to exceed the sum of (a) the principal amount of such convertible Indebtedness plus (b) any payment received by the Company or a Restricted Subsidiaries pursuant to the exercise, settlement or termination of any related hedge or warrant option transactions; and

(17)

the purchase of any call option, purchase option or other similar contract in respect of Equity Interests of the Company in connection with the issuance of convertible Indebtedness permitted to be incurred pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified and Preferred Stock” to mitigate dilution attributable to such convertible Indebtedness;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (3), (9), (10), (13) and (15), no Default shall have occurred and be continuing or would occur as a consequence thereof.

For purposes of determining compliance with this covenant, in the event that a proposed Restricted Payment (or a portion thereof) meets the criteria of clauses (1) through (17) above or is entitled to be made pursuant to the first paragraph of this covenant, the Company will be entitled to classify or later reclassify (based on circumstances existing on the date of such reclassification) such Restricted Payment (or a portion thereof) between such clauses (1) through (17) and such first paragraph in any manner that otherwise complies with this covenant.

As of the date of this prospectus, all of the Company’s Subsidiaries are Restricted Subsidiaries. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment or Permitted Investment in such amount would be permitted at such time, and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and each instance thereof, an “incurrence”), with respect to any Indebtedness (including Acquired Indebtedness), and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(1)

the incurrence of Indebtedness under Credit Facilities by the Company or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof); provided, however, that immediately after giving effect to any such incurrence, the then outstanding aggregate principal amount of all Indebtedness under this clause (1) does not exceed the sum of (x) $1,700.0 million plus (y) the maximum principal amount of additional Indebtedness that could be incurred such that after giving effect to such incurrence, the Consolidated Secured Net Leverage Ratio of the Company would be no greater than 2.75 to 1.00 (calculated assuming that all Indebtedness incurred under this clause (1) is secured and without netting the cash proceeds of any such Indebtedness);

(2)

the incurrence by the Company and any Subsidiary Guarantor of Indebtedness under the Initial Notes (including Guarantees thereof) (other than any Additional Notes) and any notes (including Guarantees thereof) issued in exchange for the Notes pursuant to a registration rights agreement;

(3)	Indebtedness and Disqualified Stock of the Company and its Restricted Subsidiaries in existence on the Original Issue Date;

(4)

Indebtedness in respect of Capitalized Lease Obligations, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets; provided that such Indebtedness does not at any time encumber any property other than the property financed by such Indebtedness, other than proceeds and products thereof and either (a) the Indebtedness related thereto does not exceed the cost or fair market value, whichever is lower, of the property being financed and such Indebtedness exists at the date of such purchase or transaction or is created within 365 days thereafter (for the avoidance of doubt, the purchase date for any asset shall be the later of the date of completion of installation and the beginning of the full productive use of such asset) or (b) the Indebtedness related thereto does not exceed the fair market value of the property being financed and after giving effect to the incurrence of any such Indebtedness and, after giving effect thereto (and the use of the proceeds therefrom), the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant;

(5)

Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, death, disability or other employee benefits or property, casualty or liability insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations (a) are reimbursed within 30 days following such drawing or incurrence or (b) are permitted to be incurred (and thereupon shall be deemed to be incurred) pursuant to clause (4) above following the expiry of such 30 day period;

(6)

Indebtedness arising from agreements of the Company or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, including earnouts, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Company or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));

(7)

Indebtedness of the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor shall be subordinated in right of payment to the Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in the Restricted Subsidiary holding such Indebtedness ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (7);

(8)

Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness shall be subordinated in right of payment to the Guarantee of the Notes of such Subsidiary Guarantor; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Indebtedness being held by a person other than the Company or a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);

(9)

shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

(10)

Swap Contracts (excluding Swap Contracts entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness of the Company or any Restricted Subsidiary permitted to be incurred pursuant to this covenant, exchange rate risk or commodity pricing risk;

(11)

obligations in respect of self-insurance and obligations in respect of performance, bid, appeal, stay, surety, customs and replevin bonds and performance and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(12)

Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12), does not exceed the greater of $300.0 million and 15.00% of Total Assets;

(13)

the incurrence or issuance by the Company or any Restricted Subsidiary of Indebtedness or Disqualified Stock, and the issuance by any Restricted Subsidiary of Preferred Stock, in each case that serves to refund, refinance, replace, renew, extend or defease any Indebtedness or Disqualified Stock of the Company or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary incurred or issued as permitted under the first paragraph of this covenant or clause (2), (3) or (4) above, this clause (13) or clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock previously incurred or issued to so refund, refinance, replace, renew, extend or defease such Indebtedness or Disqualified Stock or Preferred Stock, including additional Indebtedness, Disqualified Stock or Preferred Stock incurred or issued to pay premiums (including tender premiums), defeasance costs, accrued interest, fees and expenses in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a)

has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness or Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, renewed, extended or defeased (or requires no or nominal payments in cash prior to the date that is 91 days after the maturity date of the Notes);

(b)

to the extent such Refinancing Indebtedness refunds, refinances, replaces, renews, extends or defeases (i) Subordinated Indebtedness, such Refinancing Indebtedness is subordinated in right of payment to the Notes or the Guarantee thereof at least to the same extent as the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively; and

(c)	shall not include:

(i)	Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company;

(ii)

Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Company that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor; or

(iii)

Indebtedness or Disqualified Stock of the Company or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and, provided further that subclause (a) of this clause (13) will not apply to any refunding, refinancing, replacement, renewal, extension or defeasance of any Secured Indebtedness;

(14)

(x) Indebtedness or Disqualified Stock of the Company and Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred or issued to finance an acquisition (or other purchase of assets) or (y) existing Indebtedness, Disqualified Stock or Preferred Stock of Persons that are acquired by the Company or any Restricted Subsidiary or merged into or consolidated with the Company or a Restricted Subsidiary in accordance with the terms of the Indenture that is not incurred or issued in contemplation of such acquisition, merger or consolidation; provided that in the case of (x) and (y) after giving effect to such acquisition, merger or consolidation, either (a) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant or (b) the Fixed Charge Coverage Ratio of the Company and the Restricted Subsidiaries is greater than immediately prior to such acquisition, merger or consolidation;

(15)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(16)

Indebtedness of the Company or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17)

(a) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture; and (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Company;

(18)

Indebtedness of the Company or any of its Restricted Subsidiaries consisting of (a) the financing of insurance premiums or (b) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

(19)

Indebtedness consisting of Indebtedness issued by the Company or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent described in clause (5) of the second paragraph under the heading “—Limitation on Restricted Payments”;

(20)

Indebtedness consisting of cash management services incurred in the ordinary course of business, including in respect of credit card obligations, overdrafts and related liabilities arising from treasury, depositary and cash management services or in connection with any automated clearinghouse transfers of funds;

(21)	customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(22)

Indebtedness owed on a short-term basis of no longer than 30 days to banks and other financial institutions incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with such banks or financial institutions and arising in connection with ordinary banking arrangements to manage cash balances of the Company and its Restricted Subsidiaries;

(23)

Indebtedness incurred by the Company or a Restricted Subsidiary in connection with bankers’ acceptances or discounted bills of exchange, in each case incurred or undertaken consistent with past practice or in the ordinary course of business;

(24)

Indebtedness (i) incurred by a Securitization Special Purpose Entity as part of, pursuant to or in connection with a Qualified Securitization Transaction (including Indebtedness to the Company, any Restricted Subsidiary or other Person) that is without recourse to the Company or to any Restricted Subsidiary (other than Standard Securitization Undertakings) and (ii) in connection with any Receivables Facility, so long as the aggregate principal amount of Indebtedness under this clause (ii) in the aggregate does not exceed $250.0 million; and to the extent that any purported contribution, sale, conveyance, grant or transfer of Securitization Assets or accounts receivables from the Company or any Restricted Subsidiary to a Securitization Special Purpose Entity or to any Person that is not a Restricted Subsidiary, as applicable, shall ever be deemed not to constitute a true sale, any Indebtedness of the applicable Securitization Special Purpose Entity or Person to the Company and such Restricted Subsidiaries arising therefrom (for the avoidance of doubt, Indebtedness permitted to be incurred under this clause (24) shall include Indebtedness in connection with the trade receivables securitization facility to be entered into in a manner consistent in all material respects with the disclosures set forth in the offering memorandum of the Company with respect to the Initial Notes issued on the Original Issue Date, dated August 8, 2017);

(25)	[Reserved];

(26)	guarantees of Indebtedness of joint ventures of the Company or any Restricted Subsidiary not to exceed, at any one time outstanding, $175.0 million; and

(27)	Indebtedness of Foreign Subsidiaries of the Company in an amount not to exceed, at any one time outstanding and together with any other Indebtedness incurred under this clause (27), $150.0 million.

For purposes of determining compliance with this covenant (1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (27) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses or under the first paragraph of this covenant; and (2) at the time of incurrence, the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above; provided that, in the case of each of the foregoing clauses (1) or (2), all Indebtedness outstanding under the Senior Secured Credit Facilities on or prior to the Original Issue Date will be treated as incurred under clause (1)(x) of the preceding paragraph.

Notwithstanding the above, Restricted Subsidiaries that are not Subsidiary Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant or clause (12), (13) (solely in respect of Indebtedness, Disqualified Stock or Preferred Stock incurred or issued under the first paragraph of this covenant or clause (12), (14)(x) or (27) of this covenant, and any refinancings thereof), (14)(x) or (27) of this covenant if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock of Restricted Subsidiaries that are not Subsidiary Guarantors incurred or issued pursuant to such provisions of this covenant at any one time outstanding would exceed $250.0 million.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional Disqualified Stock or Preferred Stock, as applicable, will in each case not be deemed to be an incurrence of Indebtedness or Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed (a) the principal amount of such Indebtedness being refinanced, plus (b) the aggregate amount of fees, underwriting discounts, premiums (including tender premiums) and other costs and expenses (including original issue discount, upfront fees or similar fees) incurred in connection with such refinancing.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is expressly subordinated or junior in right of payment to any Indebtedness of the Company or such Subsidiary Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Guarantee to the extent and on substantially identical terms as such Indebtedness is subordinated to other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral or because such other Senior Indebtedness is guaranteed by other obligors.

Liens

The Company will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or otherwise cause or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee of the Company or any Subsidiary Guarantor, on any asset or property of the Company or any Subsidiary Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1)	in the case of any Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; and

(2)

in all other cases, the Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to or restrict Liens securing obligations in respect of the Notes (and exchange notes with respect thereto) and the related Guarantees.

Any Lien created for the benefit of the Holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each Lien (other than a release as a result of the enforcement of remedies in respect of such Lien or the Obligations secured by such Lien) that gave rise to the obligation to secure the Notes or such Guarantee pursuant to the preceding paragraph.

Merger, Consolidation or Sale of All or Substantially All Assets

Company. The Company may not, directly or indirectly, consolidate or merge with or into or wind up into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the Company’s properties or assets, in one or more related transactions, to any Person unless:

(1)

the Company is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership (including a limited partnership), trust or limited liability company organized or existing under the laws of the jurisdiction of organization of the Company or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2)	the Successor Company, if other than the Company, expressly assumes all the obligations of the Company under the Notes, pursuant to a supplemental indenture or other documents or instruments;

(3)	immediately after such transaction, no Default or Event of Default exists;

(4)	immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a)

the Company or the Successor Company, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b)

the Fixed Charge Coverage Ratio of the Company (or, if applicable, the Successor Company) and its Restricted Subsidiaries would be equal to or greater than such ratio of the Company and its Restricted Subsidiaries immediately prior to such transaction;

(5)

each Subsidiary Guarantor, unless (i) it is the other party to the transactions described above, in which case subclause (b) of the second succeeding paragraph shall apply or (ii) the Company is the surviving entity, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture and the Notes; and

(6)

the Company (or, if applicable, the Successor Company) shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with the Indenture.

The Successor Company will succeed to, and be substituted for, the Company under the Indenture, the Guarantees and the Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1)	any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Company or a Subsidiary Guarantor, and

(2)

the Company may merge with an Affiliate of the Company, as the case may be, solely for the purpose of reincorporating the Company in the United States, any state thereof, the District of Columbia or any territory thereof or for the sole purpose of forming or collapsing a holding company structure.

Subsidiary Guarantors. Subject to certain limitations set forth in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Subsidiary Guarantor, no Subsidiary Guarantor will, and the Company will not permit any Subsidiary Guarantor to, consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to, any Person unless:

(1)

(a)    such Guarantor is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, trust or limited liability company organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b)

the Successor Person, if other than a Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to a supplemental indenture or other documents or instruments;

(c)	immediately after such transaction, no Default or Event of Default exists; and

(d)

the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, complies with the Indenture;

(2)	the transaction is made in compliance with the covenant described under “—Repurchase at the Option of Holders—Asset Sales,” if applicable; or

(3)

in the case of assets comprised of Equity Interests of Subsidiaries that are not Guarantors, such Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed of to one or more Restricted Subsidiaries.

Subject to certain limitations set forth in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Subsidiary Guarantor may (1) merge or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Subsidiary Guarantor or the Company, (2) merge with an Affiliate of the Company solely for the purpose of reincorporating the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability company or trust organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or (4) liquidate or dissolve or change its legal form if the Company determines in good faith that such action is in the best interests of the Company, in each case, without regard to the requirements set forth in the preceding paragraph.

Transactions with Affiliates

The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into, or make or amend, any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25.0 million, unless:

(1)

such Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, as determined in good faith by the Company (which determination shall be conclusive), to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2)

the Company delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the disinterested members of the board of directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1)	transactions between or among the Company or any of its Restricted Subsidiaries;

(2)	Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” or the definition of “Permitted Investment”;

(3)

the payment of reasonable and customary compensation and fees paid to, and indemnities provided for the benefit of, or employment, service or benefit plan agreements with or for the benefit of, former, current or future officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(4)

transactions in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor either stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or stating that such terms are not materially less favorable to the Company or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(5)

any agreement as in effect as of the Original Issue Date, or any amendment, supplement, modification, extension or renewal thereto or thereof or any transaction contemplated thereby (including pursuant to any amendment, supplement, modification, extension or renewal thereto or thereof) or by any replacement agreement thereto (so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect when taken as a whole as compared to the applicable agreement as in effect on the Original Issue Date as determined in good faith by the Company (which determination shall be conclusive));

(6)

transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Company and its Restricted Subsidiaries, as determined in good faith by the Company (which determination shall be conclusive), or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(7)	the sale or issuance of Equity Interests of the Company to any director, officer, employee or consultant of the Company or its Restricted Subsidiaries;

(8)

any issuances of securities or other payments, awards, grants in cash, securities or otherwise or loans (or cancellation of loans) to employees or consultants of the Company or any of its Restricted Subsidiaries pursuant to, or for the funding of, employment arrangements or agreements, stock option plans, stock ownership plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Company in good faith;

(9)

any transaction with any Person that is an Affiliate of the Company or any Restricted Subsidiary that would constitute an Affiliate Transaction solely because the Company or any Restricted Subsidiary owns (directly or indirectly) an equity interest in, or controls (including pursuant to any management agreement or otherwise), such Person;

(10)

transactions with joint ventures on terms that are not materially less favorable, taken as a whole, to the Company or any Restricted Subsidiary (as applicable), as determined in good faith by the Company (which determination shall be conclusive), than the other joint venture partner(s);

(11)	the Separation Transactions and the payment of all fees and expenses related to the Separation Transactions;

(12)

any contribution, sale, conveyance, transfer or other disposition of, or grant of a security interest in, Securitization Assets to a Securitization Special Purpose Entity and other transactions effected as part of, pursuant to or in connection with a Qualified Securitization Transaction; and

(13)

transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary where such Affiliate receives the same consideration or is treated in the same manner as non-Affiliates that are party to (or have the benefit of) such transaction.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary that is not a Guarantor to:

(1)	(a) pay dividends or make any other distributions to the Company or any Subsidiary Guarantor on its Capital Stock, or (b) pay any Indebtedness owed to the Company or any Subsidiary Guarantor;

(2)	make loans or advances to the Company or any Subsidiary Guarantor; or

(3)	sell, lease or transfer any of its properties or assets to the Company or any Subsidiary Guarantor, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a)

contractual encumbrances or restrictions in effect on the Original Issue Date, including pursuant to the Senior Secured Credit Facilities and the related documentation and Swap Contracts in effect on the Original Issue Date and any related documentation;

(b)	the Indenture, the Notes and the Guarantees thereof;

(c)	purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d)

applicable law or any applicable rule, regulation, order, approval, license, permit or other similar restriction, including under contracts with domestic or foreign governments or agencies thereof entered into in the ordinary course of business;

(e)

any agreement or other instrument (including an instrument governing Capital Stock or Indebtedness) of a Person acquired by the Company or any Restricted Subsidiaries in existence at the time of such acquisition or at the time it merges with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person (but, in any such case, not created in anticipation or contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or the property or assets so assumed;

(f)

contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of any Capital Stock or assets of such Subsidiary;

(g)

Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens,” to the extent limiting the right of the Company or any of its Restricted Subsidiaries to dispose of assets subject to such Lien;

(h)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i)

contractual encumbrances or restrictions existing under an agreement evidencing Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary of the Company permitted to be incurred subsequent to the Original Issue Date pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (A) in the good faith judgment of the Company, such incurrence will not materially impair the Company’s ability to make payments under the Notes when due or (B) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(j)	customary provisions in joint venture agreements and other similar agreements or arrangements relating solely to such joint venture;

(k)

customary provisions contained in leases, licenses or similar agreements, including with respect to intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l)	non-assignment provisions of any contract or any lease of any Restricted Subsidiary entered into in the ordinary course of business;

(m)	restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(n)	any agreement or instrument governing Capital Stock of any Person that is acquired;

(o)

restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any of its Restricted Subsidiaries is a party entered into in the ordinary course of business; provided that such agreement prohibits the encumbrance solely of the property or assets of the Company or such Restricted Subsidiary that are subject to such agreement, the payment rights arising thereunder or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of another Restricted Subsidiary;

(p)

restrictions (contractual or otherwise) applicable to a Securitization Special Purpose Entity in connection with a Qualified Securitization Transaction; provided that such restrictions apply only to such Securitization Special Purpose Entity;

(q)

Indebtedness of Foreign Subsidiaries permitted to be incurred pursuant to clause (27) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(r)

any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (q) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, either (i) not materially more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing, or (ii) ordinary and customary with respect to such instruments and obligations at the time of such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Reports and Other Information

For so long as the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC (and make available (without exhibits), without cost, to Holders or to the Trustee for provision to Holders, within the time periods specified in such Sections, to the extent not publicly available on the SEC’s EDGAR system or the Company’s public website; provided, however, that the Trustee shall have no responsibility whatsoever to determine whether such filing or any other filing described below has occurred),

(1)

within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2)

within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q by a non-accelerated filer, for each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form; and

(3)

within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 8-K, after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form;

in each case, taking into account any extension of time, deemed filing date or safe harbor contemplated or provided by Rule 12b-25, Rule 13a-11(c) and Rule 15d-11(c) under the Exchange Act or successor provisions and in a manner that complies in all material respects with the requirements specified in such form.

If, at any time, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act for any reason, the Company will nevertheless post the information required to be set forth in the reports specified above (other than (a) separate financial statements or condensed consolidating financial information required by Rule 3-10 or 3-16 of Regulation S-X, (b) information required by Item 10(e) of Regulation S-K or Regulation G under the Securities Act (in each case with respect to any non-GAAP financial measures contained therein) and (c) information required by Item 402 or 601 of Regulation S-K) on a public or password protected website and will provide such information to Holders and the Trustee (but will not be required to file such information with the SEC), in each case within the time periods that would apply if the Company were required to file such information with the SEC.

For purposes of this covenant, the Company will be deemed to have provided a required report to Holders and the Trustee if it has timely filed such report with the SEC via the EDGAR filing system (or any successor system).

Notwithstanding the foregoing, if any parent of the Company becomes a guarantor of the Notes (there being no obligation of such parent to do so), the reports, information and other documents required to be filed and provided as described above may, at the option of the Company, be filed by and be those of the parent, rather than those of the Company; provided that such reports include a reasonable explanation of the material differences (if any) between the assets, liabilities and results of operations of such parent and its consolidated Subsidiaries, on the one hand, and the Company and its Restricted Subsidiaries, on the other hand.

At any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and to the extent not satisfied by the foregoing, for so long as any Notes are outstanding, the Company will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. For the avoidance of doubt, this covenant will not require the Company or the Restricted Subsidiaries to provide or file any information pursuant to the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC that would not otherwise be applicable to them.

To the extent that any reports or other information is not furnished within the time periods specified above and such reports or other information is subsequently furnished prior to the time such failure results in an Event of Default, the Company will be deemed to have satisfied its obligations with respect thereto and any Default with respect thereto shall be deemed to have been cured.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, if any such Unrestricted Subsidiary or group of Unrestricted Subsidiaries, taken together as one Subsidiary, would constitute a Significant Subsidiary of the Company, then the quarterly and annual financial information required pursuant to this “Reports and Other Information” covenant will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” or other comparable section, of the financial condition and results of operations of the Company and Restricted Subsidiaries separate from the financial condition and results of operations of such Unrestricted Subsidiaries.

Financial Calculations for Limited Condition Acquisitions

When calculating the availability under any basket or ratio under the Indenture, in each case in connection with a Limited Condition Acquisition, the date of calculation of such basket or ratio and determination as to whether any Default or Event of Default shall have occurred and be continuing may, at the option of the Company, be the date the definitive agreements for such Limited Condition Acquisition are entered into and, if the Company so elects, such baskets or ratios shall be calculated on a pro forma basis after giving effect to such Limited Condition Acquisition and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the applicable reference period for purposes of determining the ability to consummate any such Limited Condition Acquisition, and, for the avoidance of doubt, (x) if any of such baskets or ratios are exceeded as a result of fluctuations in such basket or ratio (including due to fluctuations in EBITDA of the Company or the target company) subsequent to such date of determination and at or prior to the consummation of the relevant Limited Condition Acquisition, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Acquisition is permitted under the Indenture and (y) such baskets or ratios need not be tested at the time of consummation of such Limited Condition Acquisition or related transactions; provided, however, that if the Company elects to have such calculation and determination occur at the time of entry into such definitive agreements, any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) shall be deemed to have occurred on the date the definitive agreements are entered into for purposes of calculating any baskets or ratios under the Indenture after the date of such agreements and before the consummation of such Limited Condition Acquisition or, if applicable, the date that the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition.

Events of Default and Remedies

The Indenture provides that each of the following is an Event of Default:

(1)	default in payment when due and payable (whether at maturity, upon redemption, acceleration or otherwise) of principal of, or premium, if any, on the Notes;

(2)	default for 30 days or more in the payment when due of interest on or with respect to the Notes;

(3)

failure by the Company or any Subsidiary Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% of the aggregate principal amount of the then outstanding Notes (with a copy to the Trustee) to comply with any of its other obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Notes;

(4)

default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a)

such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b)

the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $100.0 million or more;

(5)

failure by the Company or any Significant Subsidiary to pay final judgments for the payment of money aggregating in excess of $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6)	certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; or

(7)

(i) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void, or (ii) any responsible officer of any Subsidiary Guarantor that is a Significant Subsidiary denies in writing that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of not less than 25% of the aggregate principal amount of all then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal of and premium, if any, and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice on the part of the Trustee or any Holder. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the Notes.

The Indenture provides that the Holders of a majority of the aggregate principal amount of all then outstanding Notes, by notice to the Trustee, may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Note held by a non-consenting Holder and rescind any acceleration with respect to the Notes and its consequences (provided such rescission would not conflict with any judgment or decree of a court of competent jurisdiction).

In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(1)	the Indebtedness or guarantee that is the basis for such Event of Default has been discharged;

(2)	holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3)	the default that is the basis for such Event of Default has been cured.

The Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in the aggregate principal amount of all then outstanding Notes have requested the Trustee to pursue the remedy;

(3)	Holders of the Notes have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	holders of a majority in principal amount of all then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions contained in the Indenture, the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.

The Indenture provides that the Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, within 30 days of becoming aware of any continuing Default, to deliver to the Trustee a statement specifying such Default and steps to be taken to cure such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No present, past or future director, officer, employee, member, partner, incorporator or equityholder of the Company, any Guarantor or any Subsidiary of the Company or any of their respective direct or indirect parent companies (except for the Company, any Subsidiary or parent company (if any) in its capacity as obligor or guarantor in respect of the Notes and not in its capacity as equityholder of any Subsidiary Guarantor) shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Obligations of the Company and the Guarantors with respect to the Notes under the Indenture, the Notes or the Guarantees, as the case may be, will terminate (other than certain obligations) and will be released upon payment in full of all of the Notes. The Company may, at its option and at any time, elect to have all of its Obligations discharged with respect to the Notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1)

the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2)

the Company’s Obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, replacement of mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4)	the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to substantially all the restrictive covenants that are set forth in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, each Guarantor shall be released from its Guarantee and certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Company) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)

the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on the Notes and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)	in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions,

(a)	the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)

since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)

in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that, subject to customary assumptions and exclusions, the Holders of such Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

no Default (other than that resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5)

such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Senior Secured Credit Facilities or any other material agreement or instrument (other than the Indenture) to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than that resulting with respect to any Indebtedness being defeased from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens in connection therewith);

(6)

the Company shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or any Guarantor or others; and

(7)

the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not therefore delivered to the Trustee for cancellation (x) have become due and payable, or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in our name, and at our expense.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when:

(1)	either

(a)

all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(b)

all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)	the Company has paid or caused to be paid all sums payable by it under the Indenture; and

(3)	the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

The Trustee will acknowledge the satisfaction and discharge of the Indenture if we have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent to satisfaction and discharge have been complied with.

Amendment, Supplement and Waiver

Except as provided below, the Indenture, any Guarantee and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, other than Notes beneficially owned by the Company or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder of Notes, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1)	make any change in the percentage of the principal amount of the Notes required for amendments or waivers;

(2)	reduce the principal of or change the fixed final maturity of any Note or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor;

(3)	reduce the rate of or change the time for payment of interest on any Note;

(4)

(A) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of all then outstanding Notes, and a waiver of the payment default that resulted from such acceleration, or (B) waive a Default in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5)	make any Note payable in money other than U.S. dollars;

(6)	make any change in these amendment and waiver provisions;

(7)

impair the right of any Holder to receive payment of principal of, premium, if any, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes or the Guarantees; or

(8)	make any change to or modify the ranking of the Notes that would adversely affect the Holders thereof.

Notwithstanding the foregoing, the Company, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Notes without the consent of any Holder:

(1)	to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)

to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of the Indenture relating to the form of the Notes (including the related definitions) in a manner that does not materially adversely affect any Holder (as determined in good faith by the Company (which determination shall be conclusive));

(3)	to comply with the covenant relating to mergers, consolidations and sales of assets;

(4)	to provide for the assumption of the Company’s or any Guarantor’s obligations to the Holders;

(5)

to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder (as determined in good faith by the Company (which determination shall be conclusive));

(6)	to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor;

(7)	to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(8)	to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(9)	to provide for the issuance of Additional Notes in accordance with the Indenture;

(10)	to add a Guarantor under the Indenture and to allow a Guarantor to execute a supplemental indenture or guarantee the Notes or to release a Guarantor in accordance with the terms of the Indenture;

(11)

to conform the text of the Indenture, Guarantees or the Notes to any provisions of this “Description of Exchange Notes” to the extent that such provision in this “Description of Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Notes (as determined in good faith by the Company (which determination shall be conclusive));

(12)

to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes (in each case, as determined in good faith by the Company (which determination shall be conclusive));

(13)	to provide for the issuance of the Notes in a manner consistent with the terms of the Indenture; or

(14)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

For purposes of determining whether the Holders of the requisite principal amount of Notes have taken any action under the Indenture, the principal amount of Notes shall be deemed to be the principal amount of Notes as of (i) if a record date has been set with respect to the taking of such action, such date or (ii) if no such record date has been set, the date the taking of such action by the Holders of such requisite principal amount is certified to the Trustee by the Company.

Notices

Notices given by publication or electronic delivery will be deemed given on the first date on which publication or electronic delivery is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing or transmitting.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

The Indenture provides that the Holders of a majority in principal amount of all then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of the rights and powers vested in it by the Indenture, to use the degree of care of a prudent person in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability or expense.

Governing Law

The Indenture, the Initial Notes, the Restricted Notes and any Guarantee are, and the Exchange Notes will be, governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“2024 Notes” means the Company’s 5.500% senior unsecured notes due 2024 (which notes were redeemed by the Company on March 11, 2020).

“Acquired Indebtedness” means, with respect to any specified Person,

(1)

Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this Description of Exchange Notes, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any date of redemption, the greater of:

(1)	1.0% of the then outstanding principal amount of such Note; and

(2)

the excess, if any, of (a) the present value at such date of redemption of (i) the redemption price of such Note at August 15, 2020 (such redemption price being set forth in the table appearing above under the heading “—Optional Redemption”) plus (ii) all required interest payments due on such Note through, August 15, 2020 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points; over (b) the then outstanding principal amount of such Note.

“Ashland” means Ashland LLC, a Kentucky limited liability company.

“Ashland Chemco” means Ashland Chemco Inc., a Delaware corporation.

“Ashland Chemco Internal Spin-Off” means the distribution by Valvoline of the shares of Ashland Chemco, a newly formed entity that will ultimately be the direct parent of Ashland, to Ashland Global, such that Ashland Global holds the Valvoline Business exclusively through Valvoline and Ashland Global holds Ashland and the Chemicals Business exclusively through Ashland Chemco.

“Ashland Global” means Ashland Global Holdings Inc., a Delaware corporation.

“Ashland Reorganization” means the reorganization of Ashland, Valvoline and their respective subsidiaries under a new public holding company, Ashland Global.

“Asset Sale” means:

(1)

the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2)

the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”), whether in a single transaction or a series of related transactions;

in each case, other than:

(a)

any disposition of Cash Equivalents or Investment Grade Securities, obsolete or worn-out property or equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business;

(b)

the disposition of all or substantially all of the assets of the Company in a manner permitted pursuant to the provisions described above under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c)	the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments”;

(d)

any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25.0 million;

(e)

any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Company to the Company or by the Company or a Restricted Subsidiary of the Company to another Restricted Subsidiary of the Company;

(f)

to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, or comparable law or regulation, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g)

the lease, assignment or sub-lease of any real or personal property in the ordinary course of business or to the extent required by, or made pursuant to, customary buy/sell arrangements between joint venture parties set forth in any joint venture or similar binding agreement;

(h)	any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i)	foreclosures, condemnations or any similar action with respect to assets or the granting of Liens not prohibited by the Indenture;

(j)

any financing transaction with respect to the acquisition or construction of property by the Company or any Restricted Subsidiary after the Original Issue Date, including Sale and Lease-Back Transactions, and asset securitizations permitted by the Indenture;

(k)

(i) the licensing and sub-licensing of intellectual property or other general intangibles in the ordinary course of business or consistent with past practice and (ii) a grant of a license to use the Company’s or any Restricted Subsidiary’s patents, trade secrets, know-how or other intellectual property to the extent that such license does not limit in any material respect the licensor’s use of the patent, trade secret, know-how or other intellectual property in the Company’s business;

(l)	the sale, discount or other disposition of inventory, accounts receivable or notes receivable in the ordinary course of business or the conversion of accounts receivable to notes receivable;

(m)	any surrender or waiver of contract rights or the settlement, release or surrender of contract rights or other litigation claims in the ordinary course of business;

(n)

any contribution, sale, conveyance, transfer or other disposition of Securitization Assets to a Securitization Special Purpose Entity as part of, pursuant to or in connection with a Qualified Securitization Transaction; and

(o)	any disposition of assets effected pursuant to the Separation Transactions.

“Asset Sale Offer” has the meaning set forth in the fourth paragraph under “—Repurchase at the Option of Holders—Asset Sales.”

“Assumption” means the merger of Valvoline Finco Two LLC (“Finco Two”) with and into the Company, with the Company surviving, and the assumption by the Company of the obligations of Finco Two under the indenture for the 2024 Notes, the 2024 Notes and the Senior Secured Credit Facilities.

“Assumption Date” means September 26, 2016.

“Attributable Indebtedness” means, on any date, but without duplication, (a) in respect of any Capitalized Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease Obligation and (c) all Synthetic Debt of such Person.

“board of directors” means, with respect to a corporation, the board of directors of the corporation, and, with respect to any other Person, the board or committee of such Person, or board of directors of the general partner or general manager of such Person, serving a similar function.

“Business Day” means each day that is not a Legal Holiday.

“Calculation Date” means the date on which the event for which the calculation of the Consolidated Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or the Fixed Charge Coverage Ratio, as applicable, shall occur.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)

any other interest or participation (including, without limitation, quotas) that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means:

(1)

readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than 360 days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof;

(2)

time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a lender under the Senior Secured Credit Facilities or (B) is organized under the laws of the United States, any State thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (3) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than 360 days from the date of acquisition thereof;

(3)

commercial paper issued by any Person organized under the laws of any State of the United States and rated at least “Prime-2” (or the then equivalent grade) by Moody’s or at least “A-2” (or the then equivalent grade) by S&P, in each case with maturities of not more than 360 days from the date of acquisition thereof;

(4)

Investments, classified in accordance with GAAP as current assets of the Company or any of its Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (1), (2) and (3) of this definition;

(5)

fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution satisfying the criteria described in clause (2) above; and

(6)	in the case of any Foreign Subsidiary, investments which are similar to the items specified in subsections (1) through (5) of this definition made in the ordinary course of business.

“Change of Control” means the occurrence of any one of the following:

(1)

the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to any Person other than the Company or any of its Subsidiaries; or

(2)

the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), in a single transaction or in a related series of transactions, by way of acquisition, merger, amalgamation, consolidation, transfer, conveyance or other business combination or purchase of ultimate beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, other than by virtue of (a) the imposition of one or more holding companies (including in connection with a business combination and regardless of whether any such holding company has other assets) or (b) the reincorporation of the Company in another jurisdiction, if in the case of either (a) or (b) the beneficial owners of the Voting Stock of the Company immediately prior to such transaction directly or indirectly hold a majority of the voting power of the Voting Stock of such holding company or reincorporation entity immediately thereafter.

For the purposes of this definition, the term “Person” shall be defined as that term is used in Section 13(d)(3) of the Exchange Act and the term “beneficial owner” shall be defined as that term is used in Rules 13d-3 and 13d-5 under the Exchange Act.

“Chemicals Business” means Ashland’s specialty ingredients and performance materials businesses.

“Consolidated Depreciation and Amortization Expense” means, with respect to any Person for any period, the total amount of depreciation and amortization expense and capitalized fees related to any Qualified Securitization Transaction or a Receivables Facility and amortization of intangible assets, debt issuance costs, commissions, fees and expenses, including the amortization of deferred financing fees of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP (excluding, in each case, amortization expense attributable to a prepaid cash item that was paid in a prior period).

“Consolidated Indebtedness” means, as of any date of determination, for the Company and its Restricted Subsidiaries on a consolidated basis, the sum of, without duplication (a) the outstanding principal amount of all obligations (as calculated under GAAP), whether current or long-term, for borrowed money (including Obligations in respect of the Indebtedness hereunder), reimbursement obligations for amounts drawn under letters of credit and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all direct (but, for the avoidance of doubt, not contingent) obligations arising under bankers’ acceptances and bank guaranties, (c) all Attributable Indebtedness, and (d) without duplication, all guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (c) above of Persons other than the Company or any Restricted Subsidiary. For purposes hereof, the Consolidated Indebtedness of the Company and the Restricted Subsidiaries shall include any of the items in clauses (a) through (d) above of any other entity (including any partnership in which the Company or any consolidated Subsidiary is a general partner) to the extent the Company or such consolidated Subsidiary is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of that item expressly provide that such Person is not liable therefor. For all purposes hereunder, Consolidated Indebtedness shall (i) be calculated on a pro forma basis unless otherwise specified and (ii) include all outstandings of the Company and its Restricted Subsidiaries under any Receivables Facility. Notwithstanding the foregoing, the principal amount outstanding at any time of any Indebtedness included in Consolidated Indebtedness issued with original issue discount shall be the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall be deemed incurred only as of the date of original issuance thereof.

“Consolidated Interest Expense” means, as of any date of determination for any period, the excess of (a) the sum, without duplication, of (i) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (ii) cash payments made in respect of obligations referred to in clause (b)(ii) below, (iii) the portion of rent expense under Capitalized Lease Obligations that is treated as interest in accordance with GAAP, in each case, of or by the Company and its Restricted Subsidiaries on a consolidated basis at such determination date, (iv) all interest, premium payments, debt discount, fees, charges and related expenses in connection with a Receivables Facility, (v) solely for the purpose of determining the ability to incur Indebtedness under the first paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” any interest expense of Indebtedness of another Person guaranteed by such Person or one or more of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (as reasonably determined by such Person or one or more of its Restricted Subsidiaries, as applicable (which determination shall be conclusive)) and (vi) whether or not treated as interest expense in accordance with GAAP, all cash dividends or other distributions accrued (excluding dividends payable solely in Equity Interests (other than Disqualified Stock) of the Company) on any series of Disqualified Stock or any series of Preferred Stock during such period, minus (b) to the extent included in such consolidated interest expense at such determination date, the sum, without duplication, of (i) extinguishment charges relating to the early extinguishment of Indebtedness or obligations under Swap Contracts, (ii) noncash amounts attributable to the amortization of debt discounts or accrued interest payable in kind, (iii) noncash amounts attributable to amortization or write-off of capitalized interest or other financing costs paid in a previous period, (iv) interest income treated as such in accordance with GAAP and (v) fees and expenses, original issue discount and upfront fees, in each case of or by the Company and its Restricted Subsidiaries on a consolidated basis at such determination data.

“Consolidated Net Income” means, as of any date of determination, the Net Income (or loss) of the Company and its Restricted Subsidiaries on a consolidated basis for any period (determined on a pro forma basis for any period of time prior to the Assumption Date as if the Company and its Restricted Subsidiaries owned the Valvoline Business during such period of time); provided that Consolidated Net Income shall exclude:

(a)

solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain Covenants—Limitation on Restricted Payments,” the Net Income of any Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such income is not permitted by operation of the terms of its organizational documents or any agreement, instrument or law applicable to such Subsidiary during such period (unless such restrictions on dividends or similar distributions have been legally and effectively waived), except that the Company’s equity in any net loss of any such Subsidiary for such period shall be included in determining Consolidated Net Income;

(b)

any after-tax income (or after-tax loss) for such period of any Person if such Person is not a Restricted Subsidiary, except that the Company’s equity in such income of any such Person for such period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the Company as described in clause (a) of this proviso);

(c)

any after-tax gain or after-tax loss realized as a result of the cumulative effect of a change in accounting principles or the implementation of new accounting standards related to revenue and lease accounting;

(d)	any after-tax gain or after-tax loss attributable to any foreign currency hedging arrangements or currency fluctuations;

(e)

after-tax extinguishment charges relating to the early extinguishment of Indebtedness and obligations under Swap Contracts and after-tax extinguishment charges relating to upfront fees and original issue discount on Indebtedness;

(f)

any pension or other post-retirement after-tax gain or after-tax expense for such determination date; provided that Consolidated Net Income shall be reduced by the amount of any cash payments at such determination date relating to pension and other post-retirement costs (except for any payments made in respect of the pension funding in excess of the amount of required regulatory contributions at such determination date (as reasonably determined by the Company, which determination shall be conclusive)); and

(g)	any gains or losses or other financial impact from any restructuring related to, connected with, or in any way arising from the Separation Transactions.

“Consolidated Net Leverage Ratio” means, as of the applicable Calculation Date, the ratio of (a) the Consolidated Indebtedness of the Company and its Restricted Subsidiaries as of such Calculation Date less Unrestricted Cash of the Company and its Restricted Subsidiaries as of such Calculation Date (in each case, determined after giving pro forma effect to such incurrence of Indebtedness, and each other incurrence, assumption, guarantee, redemption, retirement and extinguishment of Indebtedness as of such Calculation Date) to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recent four fiscal quarter period ending immediately prior to such Calculation Date for which internal financial statements are available. For purposes of determining the “Consolidated Net Leverage Ratio,” “EBITDA” shall be subject to the adjustments applicable to “EBITDA” as provided for in the definition of “Fixed Charge Coverage Ratio.”

“Consolidated Secured Net Leverage Ratio” means, as of the applicable Calculation Date, the ratio of (a) the Consolidated Indebtedness of the Company and its Restricted Subsidiaries that is secured as of such Calculation Date less Unrestricted Cash of the Company and its Restricted Subsidiaries as of such Calculation Date (in each case, determined after giving pro forma effect to such incurrence of Indebtedness, and each other incurrence, assumption, guarantee, redemption, retirement and extinguishment of Indebtedness as of such Calculation Date) to (b) EBITDA of the Company and its Restricted Subsidiaries for the most recent four fiscal quarter period ending immediately prior to such Calculation Date for which internal financial statements are available. For purposes of determining the “Consolidated Secured Leverage Ratio,” “EBITDA” shall be subject to the adjustments applicable to “EBITDA” as provided for in the definition of “Fixed Charge Coverage Ratio.”

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1)	to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)	to advance or supply funds

(a)	for the purchase or payment of any such primary obligation, or

(b)	to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3)

to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contribution” means the transfer by Ashland to the Company of substantially all of the historical assets and liabilities related to the Valvoline Business, as well as other assets and liabilities.

“Credit Facilities” means, with respect to the Company or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Secured Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures), providing for revolving credit loans, term loans or letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, investor or group of lenders.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Company or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock pursuant to an Officer’s Certificate executed by the principal financial officer of the Company on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “—Certain Covenants—Limitation on Restricted Payments” covenant.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person that, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale and other than if redeemable for Capital Stock of such Person that is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale and other than if redeemable for Capital Stock of such Person that is not itself Disqualified Stock), in whole or in part, in each case prior to the date that is 91 days after the maturity date of the Notes; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is organized or existing under the laws of the United States, any state thereof, or the District of Columbia other than any such Restricted Subsidiary that is a (a) direct or indirect Subsidiary of a Foreign Subsidiary or a Foreign Subsidiary Holding Company or (b) Foreign Subsidiary Holding Company.

“EBITDA” means, as of any date of determination for any period, an amount equal to Consolidated Net Income for such period plus

(a)	proceeds of business interruption insurance received during such period, but only to the extent not included in Consolidated Net Income plus

(b)	the following to the extent deducted in calculating such Consolidated Net Income, but without duplication and in each case at such determination date:

(i)	Consolidated Interest Expense;

(ii)	the provision for federal, state, local and foreign income taxes payable;

(iii)	Consolidated Depreciation and Amortization Expense;

(iv)	asset impairment charges;

(v)	expenses reimbursed by third parties (including through insurance and indemnity payments);

(vi)

fees and expenses incurred in connection with the Separation Transactions, any Receivables Facility, any proposed or actual issuance of any Indebtedness or Equity Interests (including upfront fees and original issue discount), or any proposed or actual acquisitions, investments, asset sales or divestitures permitted hereunder, in each case that are expensed;

(vii)

non-cash restructuring and integration charges and cash restructuring and integration charges; provided that the aggregate amount of all cash restructuring and integration charges shall not exceed 15% of EBITDA for any twelve-month period, calculated immediately before giving effect to the addback in this clause (vii);

(viii)	non-cash stock expense and non-cash equity compensation expense;

(ix)

other expenses or losses, including purchase accounting entries such as the inventory adjustment to fair value, reducing such Consolidated Net Income which do not represent a cash item in such period or any future period;

(x)	expenses or losses in respect of discontinued operations of the Company or any of its Restricted Subsidiaries;

(xi)	any unrealized losses attributable to the application of “mark to market” accounting in respect of Swap Contracts; and

(xii)	with respect to any Asset Sale for which pro forma effect is required to be given, any loss thereon;

and minus

(c)	the following to the extent included in calculating such Consolidated Net Income, but without duplication and in each case at such determination date:

(i)	federal, state, local and foreign income tax credits;

(ii)	all non-cash gains or other items increasing Consolidated Net Income;

(iii)	gains in respect of discontinued operations of the Company or any of its Restricted Subsidiaries;

(iv)	any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Swap Contracts; and

(v)	with respect to any Asset Sale for which pro forma effect is required to be given, any gain thereon.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Company (excluding Disqualified Stock), other than:

(1)	public offerings with respect to the Company’s common stock registered on Form S-8; and

(2)	issuances to any Subsidiary of the Company or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“fair market value” means, with respect to any asset or liability, the fair market value of such asset or liability as determined by the Company in good faith (which determination shall be conclusive).

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Consolidated Interest Expense of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis, assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger, consolidation, disposed operation or any other transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (and may include, for the avoidance of doubt and without duplication, cost savings and operating expense reduction resulting from such Investment, acquisition, disposition, merger, consolidation, disposed operation or other transaction, in each case calculated in the manner described in the definition of “EBITDA” herein). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the applicable Calculation Date had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, or the District of Columbia and any direct or indirect Subsidiary of such Foreign Subsidiary.

“Foreign Subsidiary Holding Company” means, with respect to any Person, any Subsidiary of such Person substantially all of whose assets consist of Equity Interests and/or Indebtedness of one or more (a) Foreign Subsidiaries and/or (b) Subsidiaries described in this definition.

“GAAP” means generally accepted accounting principles in the United States of America which are in effect from time to time that are applicable as of the date of determination; provided that no effect shall be given to any change in GAAP arising out of a change described in the Accounting Standard Update Exposure Drafts related to leases (including capital leases) or any other substantially similar pronouncement.

“Government Securities” means securities that are:

(1)	direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged;

(2)

obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt; or

(3)

AAA rated money market mutual funds, where 100% of the holdings are in securities described in clauses (1) or (2) of this definition of Government Securities or repurchase agreements that are fully collateralized by securities described in clauses (1) or (2) of this definition of Government Securities.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business and Standard Securitization Undertakings), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Company’s Obligations under the Indenture and the Notes.

“Guarantor” means each Subsidiary Guarantor and any other Person that becomes a Guarantor in accordance with the terms of the Indenture.

“Holder” means the Person in whose name a Note is registered on the applicable registrar’s books.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(1)	all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(2)

the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, except to the extent that such instruments support Indebtedness of the type referred to in subclause (i) of the parenthetical in clause (4) of this defined term;

(3)	net obligations of such Person under any Swap Contract, other than any Swap Contract that pursuant to its terms may be satisfied by delivery of Equity Interests of the Company;

(4)

all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business, (ii) any earn-out or similar obligation that is a contingent obligation or that is not reasonably determinable as of the applicable date of determination and (iii) any earn-out or similar obligation that is not a contingent obligation and that is reasonably determinable as of the applicable date of determination to the extent that (A) such Person is indemnified for the payment thereof by a third party reasonably believed by such Person to be solvent or (B) amounts to be applied to the payment therefor are in escrow);

(5)

indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(6)	(i) all Attributable Indebtedness of such Person and (ii) all obligations of such Person under any Receivables Facility; and

(7)	all guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the swap termination value thereof as of such date. Notwithstanding the foregoing, the principal amount outstanding at any time of any Indebtedness issued with original issue discount shall be the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, but such Indebtedness shall be deemed incurred only as of the date of original issuance thereof.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)	debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries;

(3)

investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) (which fund may also hold immaterial amounts of cash pending investment or distribution thereof); and

(4)	corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to directors, officers, employees and consultants in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Company in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1)

“Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a)	the Company’s “Investment” in such Subsidiary at the time of such redesignation; less

(b)	the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

The amount of any Investment outstanding at any time shall be the original cost of such Investment, reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents by the Company or a Restricted Subsidiary in respect of such Investment.

“IPO” means the Company’s initial public offering, which closed on September 28, 2016.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are required to be closed in the State of New York or a place of payment with respect to the Notes.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Limited Condition Acquisition” means any acquisition, including by way of merger or consolidation, by the Issuer or one or more of its Restricted Subsidiaries in which consummation is not conditioned upon the availability of, or on obtaining, third party financing.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash and Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on such assets (other than required by clause (1) of the second paragraph of “—Repurchase at the Option of Holders—Asset Sales”) and any deduction of appropriate amounts to be provided by the Company or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Company or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the board of directors, the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, the President, any Executive Vice President, any Senior Vice President, any duly authorized Vice President, the Treasurer or the Secretary of the Company or a Guarantor.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Officer of the Company or on behalf of a Guarantor by an Officer of such Guarantor (or if such Guarantor is a general partnership, one of the partners of the Guarantor).

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or a Subsidiary of the Company.

“Original Issue Date” means August 8, 2017.

“Permitted Investment” means:

(1)	any Investment in the Company or any of its Restricted Subsidiaries or any Person that will become a Restricted Subsidiary as a result of such Investment;

(2)	any Investment in cash or Cash Equivalents or Investment Grade Securities;

(3)

any Investment acquired after the Original Issue Date as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by the provisions described under “—Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets,” to the extent that such Investments were not made in anticipation or contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(4)

any Investment in securities or other assets, including earn-outs, not constituting Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the first paragraph under “—Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5)

any Investment existing on the Original Issue Date or an Investment consisting of any extension, modification or renewal of any such Investment or made pursuant to binding commitments in effect on the Original Issue Date; provided that the amount of any such Investment may be increased pursuant to such extension, modification or renewal only (a) as required by the terms of such Investment or binding commitment as in existence on the Original Issue Date (including as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities) or (b) as otherwise permitted under the Indenture;

(6)	any Investment acquired by the Company or any of its Restricted Subsidiaries:

(a)	consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(b)

in exchange for any other Investment or accounts receivable, endorsements for collection or deposit held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable (including any trade counterparty or customer);

(c)	in satisfaction of judgments against other Persons; or

(d)	as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7)

Swap Contracts permitted under clause (10) of the second paragraph under the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8)

Investments the payment for which consists of Equity Interests (other than Disqualified Stock) of the Company; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “—Certain Covenants—Limitations on Restricted Payments”;

(9)	guarantees of Indebtedness permitted under the covenant described in “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(10)

any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain Covenants—Transactions with Affiliates” (except transactions described in clause (2), (4), (6), (8) or (12) of such paragraph);

(11)	Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(12)

additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding, not to exceed the greater of $200.0 million and 10.00% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(13)

Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers or in settlement of delinquent obligations of, or other disputes with, customers and suppliers arising in the ordinary course of business or upon the foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment;

(14)

Investments in joint ventures of the Company or any of its Restricted Subsidiaries in any calendar year in an aggregate amount invested, taken together with all other amounts invested pursuant to this clause (14) in such calendar year that are at that time outstanding not to exceed the greater of $200.0 million and 10.00% of Total Assets; provided that in the event the Company or any of its Restricted Subsidiaries receives any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents in respect of any Investment made pursuant to this clause (14), an amount equal to such dividend, distribution, interest payment, return of capital, repayment or other amount received in cash or Cash Equivalents, not to exceed the original amount invested, shall be available for Investments under this clause (14) in the calendar year in which such return is received and thereafter;

(15)	[Reserved];

(16)	loans and advances to, or guarantees of Indebtedness of, officers, directors and employees not in excess of $10.0 million outstanding at any one time, in the aggregate;

(17)	advances, loans or extensions of trade credit in the ordinary course of business by the Company or any of its Restricted Subsidiaries;

(18)	any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business;

(19)	Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(20)	Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts;

(21)

Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers compensation, performance and similar deposits entered into as a result of the operations of the business in the ordinary course of business;

(22)	repurchases of Notes;

(23)	Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection of deposit and Article 4 customary trade arrangements with customers;

(24)

Investments by the Company or any Restricted Subsidiary in a Securitization Special Purpose Entity or any Investment by a Securitization Special Purpose Entity in any other Person, in each case, as part of, pursuant to or in connection with a Qualified Securitization Transaction, including contributions of Securitization Assets to a Securitization Special Purpose Entity, the retention of interests in Securitization Assets contributed, sold, conveyed, transferred or otherwise disposed of to a Securitization Special Purpose Entity and Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Transaction or any related Indebtedness;

(25)

Investments in the ordinary course of business in connection with joint marketing arrangements with another Person (including the licensing or contribution of intellectual property in connection therewith);

(26)

any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (26) that are at that time outstanding, not to exceed the greater of $200.0 million and 10.00% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(27)	Investments made as part of the Separation Transactions.

“Permitted Liens” means, with respect to any Person:

(1)

pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2)

Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3)

Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or not yet payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person to the extent required by GAAP;

(4)

Liens to secure the performance of statutory obligations or in favor of issuers of performance, surety, bid or appeal bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)

survey exceptions, title defects, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that, in all cases, were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)

Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (10) or (27) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that (a) Liens securing Indebtedness permitted to be incurred pursuant to clause (4) extend only to the assets or Capital Stock, the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof and (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (27) extend only to the assets of such Foreign Subsidiaries;

(7)	Liens existing on the Original Issue Date;

(8)

Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in anticipation or contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries (other than after-acquired property of the acquired Person of the same nature as the property that is the subject of such Lien at the time such Person becomes a Subsidiary);

(9)

Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in anticipation or contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by the Company or any of its Restricted Subsidiaries (other than after-acquired property of the acquired Person of the same nature as the property that is the subject of such Lien at the time such Person becomes a Subsidiary);

(10)

Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11)

Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(12)

leases, subleases, licenses or sublicenses granted to others in the ordinary course of business that do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and that do not secure any Indebtedness;

(13)

Liens arising from Uniform Commercial Code financing statement filings (or similar filings under applicable law) regarding operating leases, consignment of goods or similar arrangements entered into by the Company and its Restricted Subsidiaries in the ordinary course of business and Liens of a collecting bank arising in the ordinary course of business under Section 4-208 (or the applicable corresponding section) of the Uniform Commercial Code in effect in the relevant jurisdiction covering only the items being collected upon;

(14)	Liens in favor of the Company or any Subsidiary Guarantor;

(15)	Liens on equipment of the Company or any of its Restricted Subsidiaries granted in the ordinary course of business to the Company’s clients;

(16)

Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extension, renewal or replacement) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (7), (8) or (9) to the extent that the Indebtedness secured by such new Lien is an amount equal to the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (7), (8) or (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided, however, that in each case such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property);

(17)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)	other Liens securing obligations not to exceed the greater of $300.0 million and 15.00% of Total Assets in aggregate principal amount at any one time outstanding;

(19)

Liens securing Indebtedness of any non-Guarantor Restricted Subsidiary permitted to be incurred under the Indenture, to the extent such Liens relate only to the assets and properties of a non-Guarantor Restricted Subsidiary (and for the avoidance of doubt, any Liens permitted by this clause (19) at the time of incurrence thereof shall continue to be permitted by this clause (19) if such non-Guarantor Restricted Subsidiary later provides a Guarantee of the Notes);

(20)

Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the heading “—Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22)

Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code or any comparable or successor provision on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of setoff) and which are within the general parameters customary in the banking industry;

(23)

Liens deemed to exist in connection with Investments in repurchase agreements permitted under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(24)	[Reserved];

(25)

Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts or other cash management arrangements of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(26)

Liens securing Indebtedness and other obligations to the extent permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, incurred pursuant to clause (1) of the second paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(27)	any encumbrance or restriction (including put and call arrangements) with respect to capital stock of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(28)

Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(29)	Liens solely on any cash earnest money deposits made by the Company or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(30)	Liens securing the Notes (other than any Additional Note) or the Guarantees thereof;

(31)	ground leases in respect of real property on which facilities owned or leased by the Company or any of its Subsidiaries are located;

(32)	Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(33)	Liens on Capital Stock of an Unrestricted Subsidiary that secure Indebtedness or other obligations of such Unrestricted Subsidiary;

(34)	Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted under the Indenture to be applied against the purchase price for such Investment;

(35)

any interest or title of a lessor, sub-lessor, licensor or sub-licensor or secured by a lessor’s, sub-lessor’s, licensor’s or sub-licensor’s interest under leases or licenses entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business;

(36)

deposits of cash with the owner or lessor of premises leased and operated by the Company or any of its Subsidiaries in the ordinary course of business of the Company and such Subsidiary to secure the performance of the Company’s or such Subsidiary’s obligations under the terms of the lease for such premises;

(37)

prior to the date on which a Permitted Investment is consummated, Liens arising from any escrow arrangement pursuant to which the proceeds of any equity issuance or other funds used to finance all or a portion of such Permitted Investment are required to be held in escrow pending release to consummate such Permitted Investment;

(38)

Liens in connection with contracts for the sale of assets, including customary provisions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of any Capital Stock or assets of such Subsidiary;

(39)

Liens on trusts, cash or Cash Equivalents or other funds in connection with the defeasance (whether by covenant or legal defeasance), discharge or redemption of Indebtedness pending consummation of a strategic transaction, or similar obligations; provided that such defeasance, discharge or redemption is otherwise permitted by the Indenture;

(40)

Standard Securitization Undertakings and Liens on Securitization Assets or on assets of a Securitization Special Purpose Entity, in either case incurred in connection with a Qualified Securitization Transaction or a Receivables Facility, in each case, incurred in compliance with clause (24) of the second paragraph under the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” (for the avoidance of doubt, Liens permitted under this clause (40) shall include Liens in connection with the trade receivables securitization facility to be entered into in a manner consistent in all material respects with the disclosure set forth in the offering memorandum of the Company with respect to the Initial Notes issued on the Original Issue Date, dated August 8, 2017); and

(41)	any Liens arising from the Separation Transactions.

In the event that a Permitted Lien meets the criteria of more than one of the types of Permitted Liens (at the time of incurrence or at a later date), the Company in its sole discretion may divide, classify or from time to time reclassify all or any portion of such Permitted Lien in any manner that complies with this definition and such Permitted Lien shall be treated as having been made pursuant only to the clause or clauses of the definition of Permitted Lien to which such Permitted Lien has been classified or reclassified.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Securitization Transaction” means any transaction or series of transactions entered into by the Company or any Restricted Subsidiary pursuant to which the Company or such Restricted Subsidiary contributes, sells, conveys, grants a security interest in or otherwise transfers to a Securitization Special Purpose Entity, and such Securitization Special Purpose Entity contributes, sells, conveys, grants a security interest in or otherwise transfers to one or more other Persons, any Securitization Assets (whether now existing or arising in the future) or any beneficial or participation interests therein.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any receivables financing facilities or factoring (or reverse factoring) agreements or facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations in respect of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Company or any of its Restricted Subsidiaries pursuant to which the Company or any of its Restricted Subsidiaries sells its accounts receivable to a Person that is not a Restricted Subsidiary. The term “Receivables Facility” does not include a Qualified Securitization Transaction.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary and Foreign Subsidiary Holding Company) that is not then an Unrestricted Subsidiary. Upon an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be a Restricted Subsidiary.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Company or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Second Step Spin-Off” means the distribution by Ashland Global of all shares of common stock of Valvoline held by Ashland Global to the holders of Ashland Global’s common stock on May 12, 2017.

“Secured Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Securitization Assets” means (i) all receivables, inventory or royalty or other revenue streams contributed, sold, conveyed, granted or otherwise transferred as part of, pursuant to or in connection with asset securitization transactions by the Company or any Restricted Subsidiary pursuant to agreements, instruments and other documents relating to any Qualified Securitization Transaction, (ii) all assets related to such receivables, inventory or royalty or other revenue streams, including rights arising under the contracts governing or related to such receivables, inventory or royalty or other revenue streams, rights in respect of collateral and Liens securing such receivables, inventory or royalty or other revenue streams and all contracts and contractual and other rights, guarantees and other credit support in respect of such receivables, inventory or royalty or other revenue streams, any proceeds of such receivables, inventory or royalty or other revenue streams and any lockboxes or accounts in which such proceeds are deposited, spread accounts and other similar accounts (and any amounts on deposit therein) established as part of, pursuant to or in connection with a Qualified Securitization Transaction, any warranty, indemnity, repurchase, dilution and other claim, arising out of the agreements, instruments and other documents relating to such Qualified Securitization Transaction and other assets that are transferred or in respect of which security interests are granted in connection with asset securitizations involving similar assets, and (iii) all collections (including recoveries) and other proceeds of the assets described in the foregoing clauses (i) and (ii).

“Securitization Fees” means distributions or payments made directly or indirectly by means of discounts with respect to any Securitization Assets or beneficial or participation interests therein contributed, sold, conveyed, granted or otherwise transferred to, and other fees paid to a Person that is not a Restricted Subsidiary as part of, pursuant to or in connection with, any Qualified Securitization Transaction.

“Securitization Special Purpose Entity” means a Person (including, without limitation, a Restricted Subsidiary) created in connection with the transactions contemplated by a Qualified Securitization Transaction, which Person engages in no business or activities other than in connection with the acquisition, disposition and financing of Securitization Assets and any business or activities incidental or related thereto and holds no assets other than Securitization Assets and other assets incidental or related to such Qualified Securitization Transaction.

“Senior Indebtedness” means any Indebtedness of the Company or any Subsidiary Guarantor that ranks equal in right of payment with the Notes or the Guarantee of such Subsidiary Guarantor, as the case may be. For the avoidance of doubt, any Indebtedness of the Company or any Subsidiary Guarantor that is permitted to be incurred under the terms of the Indenture shall constitute Senior Indebtedness for the purposes of the Indenture unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinate in right of payment to the Notes or any related Guarantee.

“Senior Secured Credit Facilities” means the Credit Agreement dated as of July 11, 2016, by and among the Company, The Bank Of Nova Scotia, as administrative agent, and the other agents and lenders party thereto, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof.

“Separation” means collectively, the Ashland Chemco Internal Spin-Off, the Valvoline Reorganization, the Ashland Reorganization and the Transfer.

“Separation Transactions” means, collectively, the Separation, the Contribution, the Assumption, the IPO and the Second Step Spin-Off.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Original Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Company and its Subsidiaries on the Assumption Date or any business that is similar, reasonably related, incidental or ancillary thereto or a reasonable extension, development or expansion of such business.

“Standard Securitization Undertakings” means all representations, warranties, covenants, indemnities, performance guarantees and servicing obligations entered into by the Company or any Subsidiary (other than a Securitization Special Purpose Entity) that, taken as a whole, are customary in connection with a Qualified Securitization Transaction.

“Subordinated Indebtedness” means, with respect to the Notes,

(1)	any Indebtedness of the Company that is by its terms subordinated in right of payment to the Notes, and

(2)	any Indebtedness of any Subsidiary Guarantor that is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.

“Subsidiary” means, with respect to any Person:

(1)

any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2)	any partnership, joint venture, limited liability company or similar entity of which

(a)

more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(b)	such Person or any Restricted Subsidiary of such Person is a general partner or otherwise controls such entity.

“Subsidiary Guarantor” means each Subsidiary of the Company that Guarantees the Notes in accordance with the terms of the Indenture.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Lease-Back Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Total Assets” means the total assets of the Company and the Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Company or such other Person as may be expressly stated, as the case may be (giving pro forma effect to any acquisitions or dispositions of assets or properties that have been made by the Company or any of its Restricted Subsidiaries subsequent to the date of such balance sheet, including through mergers or consolidations).

“Transfer” means the transfer of certain assets and liabilities among Ashland, Ashland Global, Valvoline and their respective subsidiaries.

“Treasury Rate” means, as of any date of redemption, the yield to maturity as of such date of redemption of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 that has become publicly available at least two Business Days prior to the date of redemption (or in connection with a discharge, two Business Days prior to the date of deposit with the Trustee or paying agent, as applicable) (or, if such statistical release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the date of redemption to August 15, 2020; provided, however, that if the period from the date of redemption to the stated maturity date of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Unrestricted Cash” means, at any time, all cash and Cash Equivalents held by the Company and its Restricted Subsidiaries at such time; provided that such cash and Cash Equivalents (a) do not appear (and would not be required to appear) as “restricted” on a consolidated balance sheet of the Company prepared in conformity with GAAP (unless such classification results solely from any Lien referred to in clause (b) below) and (b) are not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor, other than Liens created under a Credit Facility.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below); and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Company may designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1)	such designation complies with the covenant described under “—Certain Covenants—Limitation on Restricted Payments”; and

(2)

each of the Subsidiary to be so designated and its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any Restricted Subsidiary.

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1)

the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “—Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2)	the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries would be greater than such ratio of the Company and its Restricted Subsidiaries immediately prior to such designation;

in each case on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Company or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

Actions taken by an Unrestricted Subsidiary will not be deemed to have been taken, directly or indirectly, by the Company or any Restricted Subsidiary.

“Valvoline Business” means Ashland’s automotive, commercial and industrial lubricant and automotive chemical business substantially as described in the Valvoline Inc. S-1 Registration Statement (#333-211720), as filed on May 31, 2016.

“Valvoline Reorganization” means the reorganization of the Valvoline Business such that Valvoline is the owner, directly or indirectly, of substantially all of the Valvoline Business.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock, as the case may be, at any date, the number of years obtained by dividing:

(1)

the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock multiplied by the amount of such payment; by

(2)	the sum of all such payments.

BOOK-ENTRY; DELIVERY AND FORM

Upon closing of the exchange offer, the Exchange Notes will be represented by one fully registered global security. Such global security will be deposited with or on behalf of, DTC and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for Exchange Notes in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. Accountholders in the Euroclear Bank S.A./N.V. or Clearstream Banking, société anonyme clearance systems may hold beneficial interests in the Exchange Notes through the accounts that each of these systems maintain as participants in DTC.

So long as DTC or its nominee is the registered owner of the global security, DTC or its nominee, as the case may be, will be the sole holder of the Exchange Notes represented thereby for all purposes under the Indenture governing the Exchange Notes. Except as otherwise provided in this section, the beneficial owners of the global security representing the Exchange Notes will not be entitled to receive physical delivery of certificated Exchange Notes and will not be considered the holders thereof for any purpose under the Indenture, and the global security representing the Exchange Notes shall not be exchangeable or transferable. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, in order to exercise any rights of a holder under the Indenture. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. Such limits and such laws may impair the ability to transfer beneficial interests in the global security representing the Exchange Notes.

The global security representing the Exchange Notes is exchangeable for certificated Exchange Notes of like tenor and terms and of differing authorized denominations aggregating a like amount only if:

•

DTC notifies us that it is unwilling, unable or ineligible to continue as depositary for the global security and a successor depositary is not appointed by us within 90 days of such notification or of our becoming aware of DTC’s ineligibility;

•

there shall have occurred and be continuing an Event of Default under the Indenture governing the Exchange Notes with respect to any of the global security and the outstanding Exchange Notes represented by such global security shall have become due and payable pursuant to the Indenture and the trustee has requested that certificated Exchange Notes be issued; or

•

we have decided to discontinue use of book-entry transfers through DTC. DTC has advised us that, under its current practices, it would notify its participants of our request, but would only withdraw beneficial interests from the global security at the request of its participants.

Upon any such exchange, the certificated Exchange Notes shall be registered in the names of the beneficial owners of the global security representing the Exchange Notes as provided by DTC’s relevant participants (as identified by DTC).

The description of the operations and procedures of DTC set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. We do not take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.

The following is based on information furnished by DTC:

•

DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is available to securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•

Persons who are not participants may beneficially own the Exchange Notes held by DTC only through direct participants or indirect participants. Purchases of the Exchange Notes under DTC’s system must be made by or through direct participants, which will receive a credit for such Exchange Notes on DTC’s records. The ownership interest of each actual purchaser of each note represented by a global security (a “Beneficial Owner”) is in turn to be recorded on the direct participants’ and indirect participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in the global securities representing the Exchange Notes are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners of the global securities representing the Exchange Notes will not receive certificated Exchange Notes representing their ownership interests therein, except in the event that use of the book-entry system for such Exchange Notes is discontinued and in certain other limited circumstances.

•

Principal, premium, if any, and interest payments on the global securities representing the Exchange Notes will be made to DTC. DTC’s practice is to credit direct participants’ accounts on the applicable payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee or ours, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is our and the trustee’s responsibility, disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of direct participants and indirect participants.

•

DTC may discontinue providing its services as securities depository with respect to the Exchange Notes at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificated Exchange Notes are required to be printed and delivered.

The information in this section concerning DTC and DTC’s system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Transfers between participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes the material U.S. federal income tax consequences of an exchange of Restricted Notes for Exchange Notes pursuant to the exchange offer. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder, judicial authority and administrative interpretations, all as of the date hereof and all of which are subject to change, possibly with retroactive effect, or different interpretations. This discussion does not address all of the tax considerations that may be relevant to a particular holder in light of the holder’s circumstances, or to certain categories of holders that may be subject to special rules. This summary does not consider any tax consequences arising under U.S. alternative minimum tax law, U.S. federal gift and estate tax law, the Medicare tax on certain net investment income or under the laws of any foreign, state, local or other jurisdiction. Each holder should consult its own independent tax advisor regarding its particular situation and the U.S. federal, state, local and foreign tax consequences of exchanging the Restricted Notes for Exchange Notes and purchasing, holding and disposing of the Exchange Notes, including the consequences of any proposed change in applicable laws.

The exchange of Restricted Notes for Exchange Notes in the exchange offer will not constitute a taxable event for U.S. federal income tax purposes. Consequently, for such purposes, a holder will not recognize gain upon receipt of an Exchange Note in exchange for a Restricted Note in the exchange offer, the holder’s adjusted tax basis (and adjusted issue price) in the Exchange Note received in the exchange offer will be the same as its adjusted tax basis (and adjusted issue price) in the corresponding Restricted Note immediately before the exchange, and the holder’s holding period in the Exchange Note will include its holding period in the Restricted Note.

PLAN OF DISTRIBUTION

Any broker-dealer that holds Restricted Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Restricted Notes acquired directly from us) may exchange such Restricted Notes pursuant to the exchange offer. Any such broker-dealer may, however, be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes received by such broker-dealer in the exchange offer. Such prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus, as it may be amended or supplemented from time to time. We have agreed to use commercially reasonable efforts to keep the registration statement, of which this prospectus forms a part, continuously effective for a period ending on the earlier of (i) 180 days from the date on which the registration statement related to the Exchange Notes is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities. We have also agreed to provide sufficient copies of the latest version of this prospectus to broker-dealers promptly upon request at any time during such 180-day period (or shorter as provided in the foregoing sentence) in order to facilitate such resales.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers that may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Exchange Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the validity of the Exchange Notes and related guarantees offered hereby relating to: (i) New York law and Delaware law will be passed upon for Valvoline by Shearman & Sterling LLP, New York, New York, (ii) Kentucky law will be passed upon for Valvoline by Dinsmore & Shohl LLP, Lexington, Kentucky and (iii) Oregon law will be passed upon for Valvoline by Perkins Coie LLP, Portland, Oregon.

EXPERTS

The consolidated financial statements of Valvoline Inc. and Consolidated Subsidiaries as of September 30, 2019 and 2018 and for each of the three years in the period ended September 30, 2019 and the effectiveness of Valvoline Inc. and Consolidated Subsidiaries’ internal control over financial reporting as of September 30, 2019, appearing in Valvoline Inc.’s Annual Report on Form 10-K for the year ended September 30, 2019 and incorporated by reference in this registration statement, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The information agent and exchange agent for the exchange offer is:

U. S. Bank National Association

By Mail or in Person

U. S. Bank National Association

Attn: Corporate Actions

111 Fillmore Avenue

St. Paul, MN 55107-1402

By Email or Facsimile Transmission (for Eligible Institutions Only)

Email: cts.specfinance@usbank.com

Facsimile:

(651) 466-7367

For Information and to Confirm by Telephone

(800) 934-6802

Any questions or requests for assistance or for additional copies of the prospectus or the letter of transmittal may be directed to the information agent at the telephone numbers set forth above.

Offer to Exchange

$400,000,000 Outstanding 4.375% Senior Notes due 2025

for

Registered 4.375% Senior Notes due 2025

Fully and unconditionally guaranteed as to payment of principal and interest by the guarantors

PROSPECTUS

The date of this prospectus is July 15, 2020.